Exhibit 4.6

CURALEAF HOLDINGS, INC.

NOTICE OF ANNUAL MEETING TO BE HELD ON DECEMBER 1, 2020

AND

MANAGEMENT INFORMATION CIRCULAR

October 25, 2020

CURALEAF HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS (the “Notice”)

NOTICE IS HEREBY GIVEN that the annual general meeting of shareholders (the “Meeting”) of Curaleaf Holdings, Inc. (the “Company”) will be held on December 1, 2020 at 2:00 p.m. (Eastern Standard Time). This year, given the current outbreak of coronavirus disease and our commitment to protect the health and safety of the public and of our shareholders and team members, the meeting will be held in virtual form only via live webcast at web.lumiagm.com/233343080.

The items for consideration at the meeting are as follows:

(a)                                 receive and consider the annual audited financial statements of the Company for the financial year ended December 31, 2019 together with the auditors’ report thereon (the “Financial Statements”);

(b)                                 fix the number of directors of the Company at seven (7), and elect as directors for the forthcoming year the nominees proposed by the Company (see page 1 of the management information circular (the “Information Circular”));

(c)                                  re-appoint Antares Professional Corporation, Chartered Professional Accountants (formerly known as Personal Finance Consulting, Charted Professional Accountants), as auditors of the Company and authorize the board of directors of the Company (the “Board”) to fix the auditors’ remuneration and terms of engagement (see page 6 of the Information Circular); and

(d)                                 transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

This Notice is accompanied by the Information Circular and a form of proxy (the “Proxy Instrument”). A copy of the Financial Statements has been filed and is available at SEDAR under the Company’s profile at www.sedar.com. The Information Circular contains details of the matters to be considered at the meeting.

The record date for the determination of shareholders of the Company (the “Shareholders”) entitled to receive notice of and to vote at the Meeting or any adjournment(s) thereof is October 22, 2020 (the “Record Date”). Shareholders whose names have been entered in the register of Shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting or any adjournment(s) thereof.

This year, the Company is holding the meeting as a completely virtual meeting, which will be conducted via live webcast, where all Shareholders regardless of geographic location and equity ownership will have an equal opportunity to participate at the meeting and engage with directors of the Company and management as well as other Shareholders. Shareholders will not be able to attend the meeting in person. Registered Shareholders and duly appointed proxyholders will be able to attend the meeting online at web.lumiagm.com/233343080, where they can participle, vote, or submit questions during the meeting’s live webcast. Non-registered holders of common shares who have not duly appointed themselves as proxyholder will not be able to attend, participate or vote at the meeting. If you are a non-registered holder of common shares and have received these materials through your broker or through another intermediary, please follow the instructions set out in the voting instruction form or other instructions received from your financial intermediary to ensure that your common shares will be voted at the meeting by a duly appointed proxyholder or to ensure that you will be able to personally attend, participate and vote at the meeting. Beneficial Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest but not able to participate or vote at the Meeting.

As a Shareholder, it is very important that you read the Information Circular and other Meeting Materials (as defined herein) carefully. They contain important information with respect to voting your Shares and

1

attending and participating at the Meeting.

To be effective, the enclosed Proxy Instrument must be returned to the Company’s transfer agent, Odyssey Trust Company (“Odyssey”) by: (i) mail using the enclosed return envelope; or (ii) hand delivery to Odyssey at Odyssey Trust Company, 1230, 300 5th Ave SW, Calgary, AB, T2P 3C4. Alternatively, you may vote by Internet at  https://login.odysseytrust.com/pxlogin  and by clicking “Vote”. All instructions are listed on the Proxy Instrument. Your proxy or voting instructions must be received in each case no later than 2:00 p.m. EST on November 27, 2020 or, if the Meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) before the beginning of any adjournment(s) to the Meeting.

A Shareholder who wishes to appoint a person other than the management nominees identified on the form of proxy or voting instruction form, to represent him, her or it at the Meeting may do so by inserting such person’s name in the blank space provided in the form of proxy or voting instruction form and following the instructions for submitting such form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you wish that a person other than the management nominees identified on the form of proxy or voting instruction form attend and participate at the Meeting as your proxy and vote your Shares, including if you are a non-registered Shareholder and wish to appoint yourself as proxyholder to attend, participate and vote at the Meeting, you MUST register such proxyholder after having submitted your form of proxy or voting instruction form identifying such proxyholder. Failure to register the proxyholder will result in the proxyholder not receiving a Username to participate in the Meeting. Without a Username, proxyholders will not be able to attend, participate or vote at the Meeting. To register a proxyholder, Shareholders MUST send an email to curaleaf@odysseytrust.com and provide Odyssey with their proxyholder’s contact information, amount of shares appointed, name in which the shares are registered if they are a registered Shareholder, or name of broker where the shares are held if a beneficial Shareholder, so that Odyssey may provide the proxyholder with a Username via email.

If you are a non-registered Shareholder, a voting instruction form, instead of the Proxy Instrument, will be enclosed. You must follow the instructions provided by your intermediary in order to vote your shares. Non-registered Shareholders are Shareholders that do not hold their shares of the Company in their own name and whose shares are held through an intermediary.

NOTICE-AND-ACCESS

Notice is also hereby given that the Company has decided to use the notice-and-access method of delivery of meeting materials for the Meeting for both non-registered and registered Shareholders. The notice-and-access mechanism allows the Company to deliver the meeting materials over the Internet in accordance with the notice-and-access rules adopted by the Canadian Securities Administrators under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer. Under the notice-and-access system, registered Shareholders will receive a form of proxy and non-registered Shareholders will receive a voting instruction form enabling them to vote at the Meeting. However, instead of a paper copy of this Notice, the Information Circular, the Proxy Instrument or voting instruction form, the annual financial statements and related management’s discussion and analysis, and other meeting materials (collectively the “Meeting Materials”), Shareholders will receive a notification with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and will also reduce the printing and mailing costs. Shareholders are reminded to review carefully the Meeting Materials prior to voting.

Websites Where Meeting Materials Are Posted

Meeting Materials can be viewed online under the Company’s profile on SEDAR at www.sedar.com or at https://odysseytrust.com/client/curaleaf-holdings-inc/, the website for the Meeting Materials maintained by the Company’s transfer agent and registrar, Odyssey. The Meeting Materials will remain posted on Odyssey’s website at least until the date that is one year after the date the Meeting Materials were posted.

2

How to Obtain Paper Copies of the Meeting Materials

Shareholders may request paper copies of the Meeting Materials be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the Meeting Materials are posted on Odyssey’s website. In order to receive a paper copy of the Meeting Materials, or if you have questions concerning notice-and-access, please call Odyssey, at 1-888-290-1175 (toll-free in North America) or at 1-587-885-0960 (direct from outside of North America). A request for the Meeting Materials can be made at any time prior to the Meeting, and should be fulfilled within 3 business days.

DATED at Wakefield, Massachusetts this 25th day of October 2020.

BY ORDER OF THE BOARD

(signed) “Boris Jordan”

Boris Jordan, Executive Chairman of the Board

3

TABLE OF CONTENTS

PARTICULARS OF MATTERS TO BE ACTED UPON		1
1.	Presentation of the Financial Statements	1
2.	Number of Directors and Election of Directors	1
3.	Appointment of Auditors	5
4.	Consideration of Other Business	6
GENERAL STATUTORY INFORMATION		6
Solicitation of Proxies		6
Notice-and-Access		6
Revocation of Proxy		8
Voting of Proxies and Discretion Thereof		8
Attendance and Participation at the Meeting		8
Non-Registered Shareholders		9
Interest of Certain Persons in Matters to be Acted Upon		9
Voting Securities and Principal Holders Thereof		9
Take-Over Bid Protection		13
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS		15
SECURITY BASED COMPENSATION ARRANGEMENTS		15
Equity Compensation Plan Information		15
Summary of the LTIP		16
STATEMENT OF EXECUTIVE COMPENSATION		19
Compensation Discussion and Analysis		19
Director and Named Executive Officer compensation, excluding compensation securities		21
Stock Options and Other Compensation Securities		23
Exercise of Compensation Securities		25
Employment, Consulting and Management Agreements		26
STATEMENT OF CORPORATE GOVERNANCE		27
Board of Directors		27
Directorships		27
Orientation and Continuing Education		27
Ethical Business Conduct		27
Nomination of Directors		28
Compensation Committee		29
Audit Committee		29
Assessments		31
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS		31
ADDITIONAL INFORMATION		33
SCHEDULE “A” Articles		34
SCHEDULE “B” Audit Committee Charter		35

i

CURALEAF HOLDINGS, INC.
(“Curaleaf” or the “Company”)

MANAGEMENT INFORMATION CIRCULAR

This management information circular (the “Information Circular”) is dated October 25, 2020 and is furnished in connection with the solicitation of proxies by and on behalf of the management of the Company (“Management”) for use at the annual general meeting (the “Meeting”) of holders of subordinate voting shares and holders of multiple voting shares (collectively, the “Shareholders”) of the Company to be held on December 1, 2020 at 2:00 p.m. (Eastern Standard Time) for the purposes set out in the notice of Meeting (the “Notice”) accompanying this Information Circular. This year, given the current outbreak of coronavirus disease and our commitment to protect the health and safety of the public and of our shareholders and team members, the meeting will be held in virtual form only via live webcast at web.lumiagm.com/233343080. See “General Statutory Information” for more information on how to attend, participate and vote at the Meeting.

All dollar amounts herein are expressed in United States dollars, unless otherwise indicated.

PARTICULARS OF MATTERS TO BE ACTED UPON

1.                                      Presentation of the Financial Statements

The Company’s annual audited financial statements for the financial year ended December 31, 2019 and the auditor’s report thereon (the “Financial Statements”) will be presented to the Meeting but will not be subject to a vote. A copy of the Financial Statements has been filed and is available at SEDAR under the Company’s profile at www.sedar.com.

2.                                      Number of Directors and Election of Directors

The articles of the Company require a minimum of three directors of the Company. There are currently six directors of the Company. At the Meeting, it is proposed (i) to authorize the board of directors of the Company (the “Board”) to set the number of directors of the Company at seven (7), and (ii) that six directors be elected at the Meeting. The present term of office of each current director of the Company will expire at the Meeting.

The Company proposes to nominate at the Meeting the persons whose names are set forth in the following table, each to serve as a director of the Company until the next meeting of Shareholders at which the election of directors is considered, or until his/her successor is duly elected or appointed, unless he/she resigns, is removed or becomes disqualified in accordance with the articles of the Company or the Business Corporations Act (British Columbia) (the “Act”). The persons named in the accompanying form of proxy (the “Proxy Instrument”) or voting instruction form (“VIF”), as applicable, intend to vote for the election of such persons at the Meeting, unless otherwise directed. The Company does not contemplate that any of the nominees will be unable to serve as a director of the Company.

The following table and the notes thereto set out the name of each person proposed by the Company to be nominated for election as a director of the Company at the Meeting, the period during which he/she has been a director of the Company, his/her principal occupation within the five preceding years, all offices of the Company now held by such person, and his/her shareholdings, which includes the number of voting securities of the Company beneficially owned, or over which control or direction is exercised, directly or indirectly, to the knowledge of the Company, based on publicly available filings.

Name of Proposed Nominee, Province/State and Country of Residence	Year First Elected as Director	Principal Occupation(s) for the Past Five Years	Position(s) with the Company	Shares Owned, Controlled or Directed, Directly or Indirectly(1)(2)
Boris Jordan(3)(4) Florida, U.S.	2018	Curaleaf, Executive Chairman; The Sputnik Group, Founder; Renaissance Insurance, Chairman and Founder	Executive Chairman	93,970,705 Multiple Voting Shares 57,406,433 Subordinate Voting Shares
Joseph Lusardi Massachusetts, U.S.	2018	Curaleaf, CEO; Massapoag Advisors, Principal and Founder	CEO and Director	4,185,629 Subordinate Voting Shares
Dr. Jaswinder Grover(5) Nevada, U.S.	2020	Allegiant Institute and the Smoke Ranch Surgery Center, Founder	Director	5,453,994 Subordinate Voting Shares
Karl Johansson(3)(4) Minnesota, U.S.	2018	Ernst & Young, Managing Partner	Director	17,162 Subordinate Voting Shares
Peter Derby(3)(4) New York, U.S.	2018	Concinnity Advisors, LP, Founder	Director	435,986 Subordinate Voting Shares
Mitchell Kahn, Illinois, U.S.	2020	Grassroots, Co-Founder and CEO; Greenhouse Group LLC, Principal and CEO; Frontline Real Estate Partners, Principal and CEO	Director	5,623,686 Subordinate Voting Shares

Notes:

(1)                     No director beneficially owns, or controls or directs, directly or indirectly, any of the voting securities of the subsidiaries of the Company.

(2)                     These figures do not include Options and RSUs (as each such term is defined herein) which are disclosed elsewhere in this Information Circular.

(3)                     Member of the Audit Committee (as defined herein).

(4)                     Member of the Compensation Committee (as defined herein).

(5)                     Under the amended and restated merger agreement to acquire Cura Partners, Inc. (“Cura”) dated October 30, 2019, certain former securityholders of Cura have the right to appoint one individual to serve on the Board. Dr. Grover is the nominee appointed by such former securityholders.

(6)                     Under the amended and restated merger agreement to acquire GR Companies, Inc. (“Grassroots”) dated June 22, 2020, the former core securityholders of Grassroots have the right to appoint one individual to serve on the Board. Mitchell Kahn, co-founder and CEO of Grassroots, is the nominee appointed by the former core securityholders of Grassroots.

The biographies of the proposed nominees for directors are set out below.

2

Boris Jordan | Executive Chairman of the Board. Mr. Jordan is an American businessman, co-founder of Renaissance Capital Group and The Sputnik Group, two international investment and advisory firms. In the early 1990’s, Mr. Jordan was considered a key player in the development of the Russian stock market and was a leader in the privatization of Russian State assets. Mr. Jordan is a longstanding Member of the Council on Foreign Relations and a member of The Board of Trustees of New York University. After founding The Sputnik Group in 1999, Mr. Jordan has led the company in its investments in emerging industries, including investments in Renaissance Insurance, a company where Mr. Jordan is President and the Chairman of the Board. Mr. Jordan built Renaissance Insurance into one of the leading insurance groups in the Russian market. Since acquiring majority control of Curaleaf in 2014, Mr. Jordan has been impactful in the Company’s emergence as an industry leader. Mr. Jordan serves as a member of the Audit Committee of the Company, as well as a member of the Compensation Committee. Mr. Jordan holds a B.A. from New York University.

Joseph Lusardi | CEO. Mr. Lusardi is a pioneer in the U.S. cannabis industry and is credited with opening one of the first medical cannabis operations on the East Coast. Mr. Lusardi has almost a decade of cannabis experience through which he has cultivated bottom-up expertise in cannabis company implementation and management, as well as 20 years’ experience in finance, private equity and entrepreneurship. He previously held executive positions at financial services companies including Liberty Mutual Group, Fidelity Investments, and Affiliated Managers Group. At Curaleaf, Mr. Lusardi has been instrumental in developing an organizational strategy focused on bringing the Company’s commitment to the advancement of cannabis science to all Curaleaf subsidiaries, and, ultimately, patients in need of medical cannabis. To support this effort, he raised over $500 million to invest into the Company’s infrastructure, research and development, and staff. Mr. Lusardi continues to guide corporate strategy with a focused view on the continual improvement of best practices. Mr. Lusardi has a B.B.A. from The Catholic University of America and an M.B.A. from Boston College.

Jaswinder Grover, M.D. | Director. Jaswinder Grover, M.D. is an orthopedic and spine surgeon who has practiced in Las Vegas, Nevada for the past 25 years.   Dr Grover is the founder, developer, and the owner of the Allegiant Institute and the Smoke Ranch Surgery Center, a referral center for patients with spine and pain disorders, which together employ more than 100 people in Las Vegas, Nevada. Originally from India, he spent his childhood in England and migrated to the United States as a teenager.  He was invited to attend UCLA School of Medicine as an early acceptance for gifted students after only three years of college graduating with his MD at the age of 23. He performed his residency in orthopedic and trauma surgery at the USC - Los Angeles County Medical Center for five years. He thereafter served as fellow of spinal cord injury at the University of British Columbia, fellow of cervical spine reconstructive surgery at McGill University, Montreal, and fellow of spinal deformity and lumbar reconstruction surgery Nottingham Center for spine surgery in England. He started his practice in Las Vegas, Nevada in 1995 as associate professor of orthopedic surgery at the University Medical Center attending to the most complex spine and pelvis injuries. In 2004, he began the Nevada Spine Clinic and Center for Special Surgery, a private practice dedicated to the evaluation, care and treatment for patients with spinal disorders. The center has since evolved to become the Allegiant Institute, a comprehensive referral center for patients with spine, musculoskeletal, and pain disorders both acute and chronic, providing complete assessment and treatment options for affected patients. The Institute encompasses imaging and MRI facilities, a pain management division offering both pharmacological and advanced interventional options, regenerative and stem cell therapies, and advanced surgical solutions both major reconstructive when necessary, and when possible minimally invasive outpatient technologies. The Institute is associated with the Smoke Ranch Surgery Center, a Joint Commission for the Accreditation for Hospitals accredited center. Over his career, Doctor Grover has personally performed over 12,000 spine surgeries and has pioneered various outpatient techniques in minimally invasive spine surgery. He is a member of the American Medical Association, the North American Spine Society, and a fellow of the American Academy of Orthopedic Surgeons. Doctor Grover remains actively involved as a consultant and surgeon.

Karl Johansson | Director. Mr. Johansson has broad experience in multinational accounting and the co-ordination of international tax engagements, mergers and acquisitions, and due diligence projects in key global markets. From 1995 to 2000, Mr. Johansson was a Managing Partner of Ernst & Young CIS, after which he was a Regional Partner for Eastern Europe countries, including CIS (Vienna, Austria). From 2006

3

 to 2014 he worked as a Managing Partner of Ernst & Young CIS in Moscow. While in Russia, he was a coordinator of the Foreign Investment Advisory Council (FIAC). Mr. Johansson has been a member of the Emerging Europe Business Council and Corporate Governance Task Force of the World Economic Forum, as well as the Foreign Investment Advisory Councils of Kazakhstan, Ukraine and Latvia. Mr. Johansson serves as the Chair of the Audit Committee of the Company, as well as a member of the Compensation Committee. Mr. Johansson received a Bachelor’s degree from the University of Minnesota and a Juris Doctor degree from the University of Pennsylvania.

Peter Derby | Director. Peter Derby is a founding partner of Concinnity Advisors, LP, the sub-advisor with investment discretion for the Capital Stewardship Strategy, which was formed in 2011. From 2008 to 2011, Mr. Derby was a portfolio manager at Diamondback Advisors NY, LLC. From 2007 to 2008, he was a founding member of The Concinnity Group, LLC. During William H. Donaldson’s tenure as Chairman of the Securities Exchange Commission, from 2003 to 2005, Mr. Derby served as the Securities Exchange Commission’s Managing Executive for Operations and Management. In 1989, he participated in the founding of DialogBank, the first private Russian bank to receive an international banking license. At DialogBank, Mr. Derby served as Chairman of the board of directors from 1997 to 1998, as President and Chief Executive Officer from 1991 to 1997 and as Chief Financial Officer from 1990 to 1991. Mr. Derby also founded the first Russian investment firm in 1991, Troika Dialog, where he served as Chairman of the board of directors from 1996 to 1997 and as President and Chief Executive Officer from 1991 to 1996. Prior to his tenure in Russia, he was a Corporate Finance Officer at National Westminster Bank USA from 1985 to 1990 and an Auditor at Chase Manhattan Bank from 1983 to 1985. Mr. Derby serves as the Chair of the Compensation Committee of the Company, as well as a member of the Audit Committee. Mr. Derby earned a B.S. in accounting, finance and international finance from New York University in 1983.

Mitchell Kahn | Director. Over his career, Mitchell Kahn has demonstrated a successful track record of business management, strong leadership, and entrepreneurship. Mr. Kahn graduated from University of Wisconsin School of Business and received his JD from Northwestern University Law School.  After beginning his career as a transactional attorney focused on both real estate and corporate M&A transactions, he served as Senior Vice President at Sportmart, growing the company’s retail footprint from 20 to 70 stores. He then co-founded Hilco, a leading real estate restructuring, disposition valuation and appraisal firm. Mr. Kahn served as President and CEO and grew the business to more than 30 employees and annual revenues in excess of $15,000,000. In 2010, Mr. Kahn co-founded Frontline Real Estate Partners, a real estate investment and advisory company with expertise in the acquisition, development, management, disposition and leasing of commercial real estate properties throughout the United States. The company has acquired properties valued at more than $125,000,000 and has built a successful brokerage and property management business currently managing more than two million square feet of properties. Mr.  Kahn actively serves as Chairman of Frontline Real Estate Partners.  In 2014, Mr.  Kahn co-founded Grassroots Cannabis to provide safe and efficacious cannabinoid products to consumers. As CEO of the largest private, vertically integrated, cannabis operation in the United States, he established operations in 11 states, obtained more than 60 licenses, and empowered over 1100 employees. Today, Mr. Kahn serves on multiple boards and is actively involved in numerous charitable and community organizations.

The persons named in the accompanying Proxy Instrument or VIF, as applicable, (absent contrary directions) intend to vote the shares represented thereby FOR authorizing the Board to set the number of directors of the Company to a number between five and seven, to be determined at the Board’s discretion, and FOR the election or re-election, as applicable, of each of the aforementioned named nominees unless otherwise instructed on a properly executed and validly deposited proxy. Management does not contemplate that any aforementioned named nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee at their discretion.

Cease Trade Orders, Bankruptcy/Insolvency Proceedings, Penalties and Sanctions

None of the Company’s directors or executive officers has, within the ten years prior to the date of this Information Circular, been a director or officer of any company (including the Company) that, while such

4

 person was acting in that capacity (or after such person ceased to act in that capacity but resulting from an event that occurred while that person was acting in such capacity) was the subject of a cease trade order, an order similar to a cease trade order, or an order that denied the company access to any exemption under securities legislation, in each case for a period of more than 30 consecutive days.

None of the Company’s directors or executive officers has, within the ten years prior to the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of such director or executive officer, been a director or executive officer of any company, that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No director or executive officer of the Company has: (i) been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

Conflicts of interest may arise as a result of the directors and officers of the Company also holding positions as directors or officers of other companies. They also invest and may invest in businesses, including in the cannabis sector, that compete directly or indirectly with the Company or act as customers or suppliers of the Company. Some of the individuals that are directors and officers of the Company have been and will continue to be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of the Company will be in direct competition with the Company. Conflicts, if any, will be subject to the procedures and remedies provided under the Act.

To the best of the Company’s knowledge, other than as disclosed below and elsewhere in this Information Circular, there are no known existing or potential material conflicts of interest among the Company or a subsidiary of the Company and a director or officer of the Company or a subsidiary of the Company as a result of their outside business interests, except that: (i) certain of the Company’s or its subsidiaries’ directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Company and their duties as a director or officer of such other companies, and (ii) certain of the Company’s or its subsidiaries’ directors and officers have portfolio investments consisting of minority stakes in businesses that may compete directly or indirectly with the Company or act as a customer of, or supplier to, the Company.

3.                                     Appointment of Auditors

Shareholders will be requested to re-appoint Antares Professional Corporation, Chartered Professional Accountants (formerly known as Personal Finance Consulting, Charted Professional Accountants) (“PKF Antares”), as auditors of the Company to hold office until the next annual meeting of Shareholders, and to authorize the directors of the Company to fix the auditors’ remuneration and the terms of their engagement. PKF Antares was first appointed as auditors of the Company on February 4, 2019.

The persons named in the accompanying Proxy Instrument or VIF, as applicable, (absent contrary directions) intend to vote the shares represented thereby FOR the resolution appointing PKF Antares as auditors of the Company for the ensuing year and authorizing the directors to fix PKF Antares’ remuneration.

5

4.                                     Consideration of Other Business

Following the conclusion of the former business to be conducted at the Meeting, we will consider such other business, if any, that may properly come before the Meeting or any adjournment(s) thereof.

GENERAL STATUTORY INFORMATION

Solicitation of Proxies

The solicitation of proxies by this Information Circular is being made by and on behalf of Management. Although it is expected that the solicitation of proxies will be primarily by mail and by Internet, proxies may also be solicited in person. The Company is sending the Meeting Materials (as defined herein) to the Shareholders using notice-and-access in accordance with National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), and the costs of the solicitation of proxies will be borne by the Company. The Meeting Materials are being sent by the Company to non-objecting beneficial owners and objecting beneficial owners indirectly through intermediaries and the Company assumes the delivery costs thereof. The Company may also retain, and pay a fee to, one or more professional proxy firms to solicit proxies from the Shareholders in favour of the matters set forth in the Notice.

Notice-and-Access

Under the notice-and-access system, registered Shareholders will receive the Proxy Instrument and non-registered Shareholders will receive a VIF enabling them to vote at the Meeting. However, instead of a paper copy of this Notice, the Information Circular, the Proxy Instrument or VIF, as applicable, the annual financial statements and related management’s discussion and analysis, and other meeting materials (collectively the “Meeting Materials”), Shareholders will receive a notification with information on how they may access such materials electronically.

The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and will also reduce the printing and mailing costs. Shareholders are reminded to review carefully the Meeting Materials prior to voting.

Meeting Materials can be viewed online under the Company’s profile on SEDAR at www.sedar.com or at the website https://odysseytrust.com/client/curaleaf-holdings-inc/ for the Meeting Materials maintained by the Company’s transfer agent and registrar, Odyssey Trust Company (“Odyssey”). The Meeting Materials will remain posted on Odyssey’s website at least until the date that is one year after the date the Meeting Materials were posted.

Shareholders may request paper copies of the Meeting Materials be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the Meeting Materials are posted on Odyssey’s website. In order to receive a paper copy of the Meeting Materials, or if you have questions concerning notice-and-access, please call Odyssey, at 1-888-290-1175 (toll-free in North America) or at 1-587-885-0960 (direct from outside of North America). A request for the Meeting Materials can be made at any time prior to the Meeting, and should be fulfilled within 3 business days.

Voting at the Meeting

Registered Shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below. See “Attendance and Participation at the Meeting”.

Beneficial Shareholders who have not duly appointed themselves as proxyholder will not be able to attend, participate or vote at the Meeting. This is because the Company and its transfer agent do not have a record of the beneficial Shareholders of the Company, and, as a result, will have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder. If you are a beneficial

6

Shareholder and wish to vote at the Meeting, you have to appoint yourself as proxyholder, by inserting your own name in the space provided on the voting instruction form sent to you and must follow all of the applicable instructions provided by your intermediary. See “Appointment of Proxy” and “Attendance and Participation at the Meeting”.

Appointment of Proxy

The persons named in the enclosed Proxy Instrument are directors and/or officers of the Company. Shareholders have the right to appoint a person to represent him, her or it at the meeting other than the persons designated in the Proxy Instrument, including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint a third party proxyholder to attend, participate or vote at the Meeting as their proxy and vote their Shares MUST submit their proxy or voting instruction form (as applicable) appointing such third party proxyholder AND register the third party proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to attend, participate or vote at the Meeting.

•                  Step 1: Submit your proxy or voting instruction form: To appoint a third party proxyholder, insert such person’s name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. You may deliver the completed proxy to Odyssey by: (i) mail using the enclosed return envelope; or (ii) hand delivery to Odyssey at 1230, 300 5th Ave SW, Calgary, AB T2P 3C4. Alternatively, you may vote by Internet at https://login.odysseytrust.com/pxlogin and by clicking “Vote”. All instructions are listed on the enclosed Proxy Instrument. Your proxy or voting instructions must be received in each case no later than 2:00 p.m. (Eastern Standard Time) on November 27, 2020 or, if the Meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) before the beginning of any adjournment(s) to the Meeting. This MUST be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you are a beneficial Shareholder located in the United States, you must also provide Odyssey with a duly completed legal proxy if you wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder. See below under this section for additional details.

•                  Step 2: Register your proxyholder: To register a proxyholder, Shareholders MUST send an email to curaleaf@odysseytrust.com by 2:00 p.m. (Eastern Standard Time) on November 27, 2020 and provide Odyssey with the required proxyholder contact information, amount of shares appointed, name in which the shares are registered if they are a registered Shareholder, or name of broker where the shares are held if a beneficial shareholder, so that Odyssey may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to attend, participate or vote at the Meeting.

If you are a beneficial Shareholder and wish to attend, participate or vote at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary. Please see further instructions below under the heading “Attendance and Participation at the Meeting.”

Legal Proxy — US Beneficial Shareholders

If you are a beneficial Shareholder located in the United States and wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described above and below under “Attendance and Participation at the Meeting” you must obtain a valid legal proxy

7

 from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Odyssey. Requests for registration from beneficial Shareholders located in the United States that wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to curaleaf@odysseytrust.com and received by 2:00 p.m. (Eastern Standard Time) on November 27, 2020.

Revocation of Proxy

In addition to revocation in any other manner permitted by law, a Shareholder who has given a proxy pursuant to this solicitation may revoke it at any time up to and including the last business day preceding the day of the Meeting or any adjournment(s) thereof at which the proxy is to be used by an instrument in writing executed by the Shareholder or by his, her or its attorney authorized in writing and either delivered to the attention of the Corporate Secretary of the Company c/o Odyssey Trust Company, 1230, 500 5th Ave SW, Calgary, AB T2P 3C4, or by delivering written notice of such revocation to the chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment(s) thereof.

Voting of Proxies and Discretion Thereof

The shares represented by the Proxy Instrument will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. When Shareholders have properly executed proxies in favour of persons designated in the printed portion of the enclosed Proxy Instrument, and have not specified in the Proxy Instrument the manner in which the named proxies are required to vote the shares represented thereby, such shares will be voted in favour of each item scheduled to come before the Meeting. The enclosed Proxy Instrument confers discretionary authority on the persons named therein with respect to amendments or variations to matters identified in the Notice or other matters which may properly come before the Meeting. At the date of this Information Circular, Management knows of no such amendments, variations or other matters to come before the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy Instrument to vote such proxy according to their best judgment.

Attendance and Participation at the Meeting

The Company is holding the Meeting as a completely virtual meeting, which will be conducted via live webcast. Shareholders will not be able to attend the Meeting in person. In order to attend, participate or vote at the Meeting (including for voting and asking questions at the Meeting), Shareholders must have a valid Username. Guests are welcome to attend and view the webcast, but will be unable to participate or vote at the Meeting. To join as a guest please visit the Meeting online at web.lumiagm.com/233343080 and select “Join as a Guest” when prompted.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at web.lumiagm.com/233343080. Such persons may then enter the Meeting by clicking “I have a login” and entering a Username and Password before the start of the Meeting:

•                  Registered Shareholders: The control number located on the form of proxy (or in the email notification you received) is the Username. The Password to the Meeting is “curaleaf2020” (case sensitive). If as a registered Shareholder you are using your control number to login to the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies for the Meeting and will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. If you do not wish to revoke a previously submitted proxy, as the case may be, you will not be able to participate at the Meeting online.

•                  Duly appointed proxyholders: Odyssey will provide the proxyholder with a Username by e-mail

8

 after the voting deadline has passed. The Password to the Meeting is “curaleaf2020” (case sensitive). Only registered Shareholders and duly appointed proxyholders will be entitled to attend, participate and vote at the Meeting. Beneficial Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest but not able to participate or vote at the Meeting. Shareholders who wish to appoint proxyholder other than the persons designated in the Proxy Instrument to represent them at the Meeting (including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form AND register the proxyholder. See “Appointment of Proxy”.

Non-Registered Shareholders

You are a non-registered Shareholder if your shares are registered in the name of an intermediary, such as a bank, a trust company, a securities dealer or broker, or an administrator of a self-administered RRSP, RRIF, RESP or similar plan, that, in turn, holds those shares through a central depository such as the Canadian Depository for Securities Limited (CDS) (each an “Intermediary”).

Pursuant to NI 54-101, Intermediaries are required to request voting instructions from non-registered Shareholders prior to shareholders’ meetings. Without specific instructions from non-registered Shareholders, Intermediaries are prohibited from voting the shares registered in their name. Non-registered Shareholders should ensure that instructions respecting the voting of their shares are communicated to their respective Intermediary.

If you are a non-registered Shareholder and wish to attend, participate and vote at the Meeting, you should carefully follow the instructions provided by your Intermediary, including those regarding when and where the proxy authorization form is to be delivered, in order to appoint yourself as proxyholder. Non-registered Shareholders should also carefully read the section “Appointment of Proxy” and “Attendance and Participation at the Meeting” above. Although non-registered Shareholders will not be recognized at the Meeting for the purpose of directly exercising the voting rights carried by the shares registered in the name of their Intermediary, they may attend the Meeting as proxy for the registered Shareholder and, in such capacity, exercise the voting rights carried by such shares by following the instructions to such effect provided by the Intermediary.

Interest of Certain Persons in Matters to be Acted Upon

Other than as described in this Information Circular, the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any of the following persons in any matter to be acted upon at the Meeting:

(a)         each person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year;

(b)         each proposed nominee for election as a director of the Company; and

(c)          each associate or affiliate of any of the foregoing.

Voting Securities and Principal Holders Thereof

The authorized share capital of the Company consists of an unlimited number of multiple voting shares without par value (the “Multiple Voting Shares”) and an unlimited number of subordinate voting shares without par value (the “Subordinate Voting Shares”). As of the Record Date (as defined herein), there were 564,890,055 Subordinate Voting Shares issued and outstanding, representing approximately 28.6% of voting rights attached to outstanding securities of the Company, and 93,970,705 Multiple Voting Shares issued and outstanding, representing approximately 71.4% of voting rights attached to outstanding securities of the Company.

9

The following is a summary of the rights, privileges, restrictions and conditions attached to the Subordinate Voting Shares and the Multiple Voting Shares:

Subordinate Voting Shares

Restricted Shares	The Subordinated Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian Securities Laws.

Right to Notice and Vote

Holders of Subordinate Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights

As long as any Subordinate Voting Shares remain outstanding, the Company may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Dividends

Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend may be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares, unless otherwise determined by the Board.

Participation

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, entitled to participate rateably along with all other holders of Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

Changes

No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. Except as described below, the Subordinate Voting Shares cannot be converted into any other class of shares.

Conversion Upon an Offer

In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of the Toronto Stock Exchange if the stock exchange on which the shares of the Company are listed has not

10

implemented any rules with respect to “coattail” protections, or if the Multiple Voting Shares are not then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer, and for no other reason. In such event, the Company shall deposit or cause the Company’s transfer agent to deposit the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Company or on the part of the holder, into Subordinate Voting Shares at the Conversion Ratio then in effect.

Multiple Voting Shares

Right to Notice and Vote

Holders of Multiple Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to 15 votes per Multiple Voting Share.

Class Rights

As long as any Multiple Voting Shares remain outstanding, the Company may not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. Additionally, consent of the holders of a majority of the outstanding Multiple Voting Shares are required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Multiple Voting Shares has one vote in respect of each Multiple Voting Share held. The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, bonds, debentures or other securities of the Company not convertible into Multiple Voting Shares.

Dividends

The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board may by resolution determine, on an as-converted to Subordinate Voting Share basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the Conversion Ratio. No dividend may be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple

11

Voting Shares and Subordinate Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the Board.

Participation

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Subordinate Voting Shares.

Changes

No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares may occur unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Conversion	The Multiple Voting Shares are convertible into Subordinate Voting Shares on a one-for-one basis (the “Conversion Ratio”) at any time at the option of the holder.

Automatic Conversion

The Multiple Voting Shares structure will terminate automatically on October 25, 2021. It will also terminate automatically upon the occurrence of the following events: (i) transfer or disposition of the Multiple Voting Shares by Mr. Jordan to one or more third parties (which are not Permitted Holders (as defined in the articles of the Company attached as Schedule “A”)) and (ii) Mr. Jordan or his Permitted Holders no longer beneficially owning, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding Subordinate Voting Shares and Multiple Voting Shares. Upon termination, the Multiple Voting Shares will automatically convert into Subordinate Voting Shares pursuant to the Conversion Ratio.

Conversion Upon an Offer

In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of the Toronto Stock Exchange if the stock exchange on which the Subordinate Voting Shares are listed has not implemented any rules with respect to “coattail” protections, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares pursuant to the Conversion Ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares pursuant to the offer, and or no other reason. In such event, the Company shall deposit or cause the Company’s transfer agent to deposit the resulting Subordinate Voting Shares on behalf of the holder. Should the Subordinate Voting Shares

12

issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Company or on the part of the holder, into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect.

The close of business on October 22, 2020 has been fixed as the record date (the “Record Date”) for the determination of Shareholders entitled to receive notice of the Meeting and any adjournment(s) thereof. Accordingly, only Shareholders of record on the Record Date are entitled to vote at the Meeting or any adjournment(s) thereof.

The holders of Subordinate Voting Shares and holders of Multiple Voting Shares are shown as registered in his, her or its name on the list of Shareholders which is available for inspection during usual business hours at 666 Burrard Street, Suite 1700, Vancouver, BC, V6C 2X8 or on demand, free of charge. The list of Shareholders will be prepared not later than ten days after the Record Date.

If a person has acquired ownership of shares since that date, he, she or it may establish such ownership and demand, not later than ten days before the Meeting, that his, her or its name be included in the list of Shareholders.

Except as set out below, to the knowledge of the directors and officers of the Company, based on publicly available filings, as of the Record Date, no person beneficially owns or exercises control over, directly or indirectly, more than 10% of the outstanding voting securities of the Company:

Name of Shareholder	Number of Subordinate Voting Shares Owned, Controlled or Directed		Percentage of Outstanding Subordinate Voting Shares Owned, Controlled or Directed	Number of Multiple Voting Shares Owned, Controlled or Directed		Percentage of Outstanding Multiple Voting Shares Owned, Controlled or Directed	Percentage of Votes Attaching to all Outstanding Shares Owned, Controlled or Directed
Boris Jordan	57,406,433	(1)	10.16%	93,970,705	(2)	100%	74.30%
Andrei Blokh	127,173,634		22.51%	—		—	6.44%

Notes:

(1)                                 Boris Jordan is the beneficial owner of the securities of PT Share Participation 1, LLC, Gociter Holdings Ltd., Measure 8 Canada Full Spectrum Fund, L.P. and Measure 8 Ventures LP, which are the holders of record of 12,547,032 Subordinate Voting Shares, 35,926,909 Subordinate Voting Shares,  173,227 Subordinate Voting Shares and 8,759,265 Subordinate Voting Shares respectively.

(2)                                 Boris Jordan is the beneficial owner of the shares of Gociter Holdings Ltd., which is the holder of record of the 93,970,705 Multiple Voting Shares.

Take-Over Bid Protection

Under applicable Canadian law, an offer to purchase Multiple Voting Shares would not necessarily require that an offer be made to purchase Subordinate Voting Shares. In accordance with the rules applicable to most senior issuers in Canada, in the event of a take-over bid, the holders of Subordinate Voting Shares will be entitled to participate on an equal footing with holders of Multiple Voting Shares. Mr. Boris Jordan, as the owner of all the outstanding Multiple Voting Shares, entered into a customary coattail agreement dated October 25, 2018 with the Company and a trustee (the “Coattail Agreement”). The Coattail

13

 Agreement contains provisions customary for dual class, listed corporations designed to prevent transactions that otherwise would deprive the holders of Subordinate Voting Shares of rights under applicable provincial take-over bid legislation to which they would have been entitled if the Multiple Voting Shares had been Subordinate Voting Shares.

The undertakings in the Coattail Agreement do not apply to prevent a sale by Mr. Boris Jordan of Multiple Voting Shares if concurrently an offer is made to purchase Subordinate Voting Shares that:

(a)         offers a price per Subordinate Voting Share at least as high as the highest price per share paid pursuant to the take-over bid for the Multiple Voting Shares (on an as converted to Subordinate Voting Share basis);

(b)         provides that the percentage of outstanding Subordinate Voting Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of Multiple Voting Shares to be sold (exclusive of Multiple Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

(c)          has no condition attached other than the right not to take up and pay for Subordinate Voting Shares tendered if no shares are purchased pursuant to the offer for Multiple Voting Shares; and

(d)         is in all other material respects identical to the offer for Multiple Voting Shares.

In addition, the restrictions contained in the Coattail Agreement do not prevent the transfer or sale of Multiple Voting Shares by a person or company who beneficially owns, directly or indirectly, or exercises control or direction over, directly or indirectly, 10% or more of the voting rights attached to any class of voting securities of the Company (each, a “Principal Shareholder”) to a Permitted Holder, provided such transfer or sale is not or would not have been subject to the requirements to make a take-over bid or constitute or would constitute an exempt take-over bid (as defined under applicable securities laws). The conversion of Multiple Voting Shares into Subordinate Voting Shares, whether or not such Subordinate Voting Shares are subsequently sold, does not constitute a disposition of Multiple Voting Shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any disposition of Multiple Voting Shares (including a transfer to a pledgee as security) by a holder of Multiple Voting Shares party to the agreement is conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Multiple Voting Shares are not automatically converted into Subordinate Voting Shares in accordance with the articles of the Company.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Subordinate Voting Shares. The obligation of the trustee to take such action is conditional on the Company or holders of the Subordinate Voting Shares providing such funds and indemnity as the trustee may require. No holder of Subordinate Voting Shares has the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Subordinate Voting Shares and reasonable funds and indemnity have been provided to the trustee. The Company agreed to pay the reasonable costs of any action that may be taken in good faith by holders of Subordinate Voting Shares pursuant to the Coattail Agreement.

The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of any applicable securities regulatory authority in Canada and (b) the approval of at least 66 2/3% of the votes cast by holders of Subordinate Voting Shares excluding votes attached to Subordinate Voting

14

Shares held by Mr. Boris Jordan and his Permitted Holders on terms which would constitute a sale or disposition for purposes of the Coattail Agreement other than as permitted thereby.

No provision of the Coattail Agreement limits the rights of any holders of Subordinate Voting Shares under applicable law.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No individual is, or at any time during the most recently completed financial year of the Company was, a director or executive officer of the Company, and no proposed nominee for election as a director of the Company, or any associate of any such director, executive officer or proposed nominee: (i) is or at any time since the beginning of the most recently completed financial year of the Company has been, indebted to the Company or any of its subsidiaries; or (ii) whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year of the Company has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

SECURITY BASED COMPENSATION ARRANGEMENTS

Equity Compensation Plan Information

On October 12, 2018, shareholders of the Company approved an equity incentive plan for the Company, which the Company adopted (the “LTIP”). The LTIP permits the grant of (i) nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs” and, collectively with NQSOs, “Options”), (ii) restricted stock awards, (iii) restricted stock units (“RSUs”), (iv) stock appreciation rights (“SARs”), and (v) performance compensation awards, which are referred to herein collectively as “Awards”, as more fully described below.

The aggregate number of Subordinate Voting Shares that may be issued under all awards under the LTIP is equal to 10% of the number of Subordinate Voting Shares outstanding at any time, including the number of Subordinate Voting Shares issuable on conversion of the Multiple Voting Shares, the whole subject to certain adjustments provided under the LTIP.

The following table sets out information as of December 31, 2019 with respect to the LTIP.

15

Plan Category	(a) Number of securities to be issued upon exercise of outstanding Options, warrants and rights	(b) Weighted-average exercise price of outstanding Options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by Shareholders(1)	29,089,679	$1.59	23,147,551
Equity compensation plans not approved by Shareholders	Nil	Not applicable	Not applicable
TOTAL	29,089,679		23,147,551

Notes:

(1)         The maximum number of Subordinate Voting Shares issuable upon the exercise of the Options currently outstanding under the LTIP of the Company as of December 31, 2019 was 29,089,679, representing approximately 6.2% of the number of then issued and outstanding Subordinate Voting Shares (including, for these purposes, the number of Subordinate Voting Shares underlying the Multiple Voting Shares on an “as if converted” basis) then outstanding, on a fully-diluted basis.

(2)         Under the LTIP, the aggregate number of Subordinate Voting Shares that may be issued under all awards under the LTIP is equal to 10% of the number of Subordinate Voting Shares outstanding at any time, including the number of Subordinate Voting Shares issuable on conversion of the Multiple Voting Shares, the whole subject to certain adjustments provided under the LTIP.

As at December 31, 2019, the following Awards were outstanding under the LTIP: (i) 29,919,615 Options, with the underlying Subordinate Voting Shares representing approximately 5.7% of the number of then issued and outstanding Subordinate Voting Shares (including, for these purposes, the number of Subordinate Voting Shares underlying the Multiple Voting Shares on an “as if converted” basis) (the “Outstanding Share Number”), and (ii) 2,170,064 RSUs, with the underlying Subordinate Voting Shares representing approximately 0.5% of the Outstanding Share Number. As at December 31, 2019, an aggregate of 23,147,551 Subordinate Voting Shares remained available for issuance under the LTIP, representing approximately 4.9% of the Outstanding Share Number.

Summary of the LTIP

Purpose

The purpose of the LTIP is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

16

Eligibility

Any of the Company’s employees, officers, directors, or consultants (who are natural persons) are eligible to participate in the LTIP if selected by the Board (the “Participants”). The basis of participation of an individual under the LTIP, and the type and amount of any Award that an individual will be entitled to receive under the LTIP, will be determined by the Board based on its judgment as to the best interests of the Company and its shareholders, and therefore cannot be determined in advance.

The maximum number of Subordinate Voting Shares that may be issued under the LTIP shall be set by the Board to be an aggregate of 10% of the number of Subordinate Voting Shares (including the number of Subordinate Voting Shares underlying the Multiple Voting Shares on an “as if converted” basis) then outstanding, on a fully-diluted basis. Notwithstanding the foregoing, the maximum number of Subordinate Voting Shares that may be issued pursuant to ISOs shall not exceed 71,566,480 Subordinate Voting Shares, subject to adjustment in the LTIP. Any shares subject to an Award under the LTIP that are forfeited, cancelled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations of a Participant shall again be available for Awards under the LTIP. No financial assistance or support agreements may be provided by the Company in connection with grants under the LTIP.

In the event of any dividend, recapitalization, forward or reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Subordinate Voting Shares or other securities of the Company, issuance of warrants or other rights to acquire Subordinate Voting Shares or other securities of the Company, or other similar corporate transaction or event, which affects the Subordinate Voting Shares, or unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, the Board may make such adjustment, which it deems appropriate in its discretion in order to prevent dilution or enlargement of the rights of Participants under the LTIP, to (i) the number and kind of shares which may thereafter be issued in connection with Awards, (ii) the number and kind of shares issuable in respect of outstanding Awards, (iii) the purchase price or exercise price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, and (iv) any share limit set forth in the LTIP.

Awards

Options

The Board is authorized to grant Options to purchase Subordinate Voting Shares that are either ISOs meaning they are intended to satisfy the requirements of Section 422 of the Code, or NQSOs, meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the LTIP are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Board and specified in the applicable award agreement. The maximum term of an option granted under the LTIP is ten years from the date of grant (or five years in the case of an ISO granted to a 10% shareholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) or by such other method as the Board may determine to be appropriate.

Restricted Stock

A restricted stock award is a grant of Subordinate Voting Shares, which are subject to forfeiture restrictions during a restriction period. The Board will determine the price, if any, to be paid by the Participant for each Subordinate Voting Shares subject to a restricted stock award. The Board may condition the expiration of the restriction period, if any, upon: (i) the Participant’s continued service over a period of time with the Company or its affiliates; (ii) the achievement by the Participant, the Company or its affiliates of any other performance goals set by the Board; or (iii) any combination of the above conditions as specified in the applicable award agreement. If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the

17

underlying Subordinate Voting Shares will be forfeited. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of Subordinate Voting Shares. During the restriction period, unless otherwise provided in the applicable award agreement, a Participant will have the right to vote the shares underlying the restricted stock; however, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. The Board may, in its discretion, accelerate the vesting and delivery of shares of restricted stock. Unless otherwise provided in the applicable award agreement or as may be determined by the Board upon a Participant’s termination of service with the Company, the unvested portion of a restricted stock award will be forfeited.

RSUs

RSUs are granted in reference to a specified number of Subordinate Voting Shares and entitle the holder to receive, on achievement of specific performance goals established by the Board after a period of continued service with the Company or its affiliates or any combination of the above as set forth in the applicable award agreement, one Subordinate Voting Share for each such Subordinate Voting Share covered by the RSU; provided, that the Board may elect to pay cash, or part cash and part Subordinate Voting Shares in lieu of delivering only Subordinate Voting Shares. The Board may, in its discretion, accelerate the vesting of RSUs. Unless otherwise provided in the applicable award agreement or as may be determined by the Board upon a Participant’s termination of service with the Company, the unvested portion of the RSUs will be forfeited.

Stock Appreciation Rights

A SAR entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of Subordinate Voting Shares from the date of the grant of the SAR and the date of exercise payable in Subordinate Voting Shares. Any grant may specify a vesting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. No SAR may be exercised more than ten years from the grant date. Upon a Participant’s termination of service, the same general conditions applicable to Options as described above would be applicable to the SAR.

General

The maximum term of the ISOs to be granted/awarded under the LTIP is ten years.

The Board may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the LTIP shall be non-transferable except by will or by the laws of descent and distribution. No Participant shall have any rights as a shareholder with respect to Subordinate Voting Shares covered by Options, SARs or RSUs, unless and until such Awards are settled in Subordinate Voting Shares.

No Option (or, if applicable, SARs) shall be exercisable, no Subordinate Voting Shares shall be issued, no certificates for Subordinate Voting Shares shall be delivered and no payment shall be made under the LTIP except in compliance with all applicable laws.

The Board may amend, alter, suspend, discontinue or terminate the LTIP and the Board may amend any outstanding Award at any time; provided that (i) such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the LTIP (including, without limitation, as necessary to comply with any rules or requirements of applicable securities exchange), (ii) no such amendment or termination may adversely affect Awards then outstanding without the Award holder’s permission, and (iii) such amendment, alteration, suspension, discontinuation, or termination is in compliance with Canadian Securities Exchange policies.

18

In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, takeover bid or tender offer, repurchase or exchange of Subordinate Voting Shares or other securities of the Company or any other similar corporate transaction or event involving the change of control of the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Board may, in its sole discretion, take such measures or make such adjustments in regards to any securities granted pursuant to the LTIP, as it deems appropriate.

Tax Withholding

The Company may take such action as it deems appropriate to ensure that all applicable federal, State, provincial, local and/or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Governance

The board of directors of the Company (the “Board”) has incorporated advice from a leading national third party consultant regarding executive compensation into the practices and procedures used to determine the compensation of the Company’s directors and executive officers. The compensation of the directors and executive officers is determined by the Board, on an annual basis, based on the recommendations of the compensation committee of the Board (the “Compensation Committee”), which recommendations are informed by third party consultant advice and research, including market comparable research on similarly situated chief executives and executive chairs, as well as management recommendations. Recommendations of the Compensation Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data.

The Compensation Committee currently consists of three directors: Peter Derby (Chair), Boris Jordan and Karl Johansson, all of whom have direct and indirect experience relevant to their roles as members of the Compensation Committee. Peter Derby and Karl Johansson are independent director members of the Compensation Committee. Mr. Jordan, as the Executive Chairman of the Company, recuses himself from any decision or recommendation made by the Compensation Committee regarding his own compensation.

The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for the appointment, performance, evaluation and compensation of its executive officers in addition to the recruitment, development and retention of its executive officers. The Compensation Committee is also charged with maintaining talent management and succession planning systems and processes relating to its senior management and developing compensation structure for our executive officers including salaries, annual and long-term incentive plans including plans involving share issuances and other share-based awards. The Compensation Committee is also charged with reviewing the LTIP and proposing changes thereto, approving any awards of securities under the equity incentive plan and establishing policies and procedures designed to identify and mitigate risks associated with its compensation policies and practices.

The Company’s compensation practices are designed to retain, motivate and reward its executive officers for their performance and contribution to the Company’s long-term success. The Board seeks to compensate the Company’s executive officers by combining short and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executive officers’ incentives with shareholder value creation. The Board intends to seek to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. The Board also seeks to set company performance goals that reach across all business areas and include achievements in finance/business

19

 development and corporate development. There is no pre-determined specific weight or approximate weight assigned to each such performance criterion or goal.

Elements of Compensation

The compensation of the directors and named executive officers (“NEOs”), as defined under Form 51-102F6V — Statement of Executive Compensation — Venture Issuers, is comprised of the following major elements: (a) base salary; (b) an annual, discretionary cash bonus; and (c) long-term equity incentives, consisting of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance compensation awards and other applicable awards granted under the LTIP and any other equity plan that may be approved by the Board from time to time.

Each such element of the executive compensation program has been designed to meet one or more objectives of the overall compensation program of the Company. The salary of each NEO, combined with any discretionary cash bonuses and granting of long-term incentives, has been designed to provide total compensation which the Board believes is competitive. Overall compensation is not evaluated against a formal “peer group”.

The Company is not aware of any significant event that has occurred during the most recently completed financial year that has significantly affected compensation, and the Company has not waived or changed any performance criterion or goal. The Company determines the value of the annual cash bonus based on objective, identifiable measures, as further described below.

During the fiscal year ended December 31, 2019, the Company had four (4) NEOs, as set out below:

•                  Joseph Lusardi, Chief Executive Officer;

•                  Neil Davidson, current Chief Operating Officer and former Chief Financial Officer;

•                  Jonathan Faucher, former Chief Financial Officer; and

•                  Boris Jordan, Executive Chairman.

1.                                      Base Salary

Base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment. Base salaries will be determined on an individual basis, taking into consideration the past, current and potential contribution to the Company’s success, the NEO’s experience and expertise, the position and responsibilities of the NEO, and competitive industry pay practices for other high growth, premium brand companies of similar size and revenue growth potential.

2.                                      Short Term Incentive Plan

An annual bonus is a short-term incentive that is intended to reward each executive officer for his or her individual contribution and performance of personal objectives in the context of overall corporate performance. Bonuses are designed to motivate executive officers to achieve personal business objectives, to be accountable for their relative contribution to the Company’s performance, as well as to attract and retain executives. In determining compensation and, in particular, bonuses, the Compensation Committee considers factors over which the executive officer can exercise control, such as their role in identifying and completing acquisitions and integrating such acquisitions into the Company’s business, meeting any budget targets established by controlling costs, taking successful advantage of business opportunities and enhancing the competitive and business prospects of the Company.  In June of 2020, the Compensation Committee approved a Short Term Incentive Plan for the Company to implement certain metrics in various compensable element categories that will govern annual bonus target percentages of base salary and amounts.

20

3.                                      LTIP

The Company has approved and adopted the LTIP. For a summary of the material terms, please refer to the Section “Security Based Compensation Arrangements — Summary of the LTIP”.

4.                                      Pension Plan Benefits

The Company did not implement any deferred compensation plan, pension plan or other forms of funded or unfunded retirement compensation for its employees that provides for payments or benefits at, following or in connection with retirement.

5.                                      Termination and Change of Control Benefits

The employment agreement with Mr. Joseph Lusardi, as more fully detailed below, includes termination benefits in the event Mr. Lusardi’s employment is terminated by the Company without cause or by Mr. Lusardi for good reason, representing 25% of his base salary. Further, the employment agreement with Mr. Davidson, as more fully detailed below, includes severance benefits in the event Mr. Davidson is terminated by the Company without cause of by Mr. Davidson due to a material diminution in his duties and responsibilities within the Company that occurs following a change of control of the Company, representing six (6) months of his base salary and his participation in the Company’s group medical and dental insurance plan for the same period, three (3) months of which, in each case, are contingent upon Mr. Davidson being unemployed three (3) months after the effective date termination of his employment. The termination benefits payable to Mr. Lusardi would represent approximately US$125,000, whereas the severance benefits payable to Mr. Davidson would represent approximately US$175,000.

Other than as described above, there are no compensatory plan(s) or arrangements(s) with NEOs providing for payments in the event of resignation, retirement or any other termination of the officer’s employment or a change of NEOs’ responsibilities following a change of control of the Company. In case of termination of NEOs (other than Messrs. Lusardi and Davidson), common law and statutory law apply.

6.                                      Director Compensation

The Company pays compensation to its directors, which is comprised of cash and awards granted in accordance with the terms of the LTIP and the Canadian Securities Exchange policies, or a combination of both. The Company grants RSUs and/or Options to certain of its newly appointed non-executive directors from time to time, as determined by the Board. The directors are reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board or meetings of the shareholders of the Company. The Company also obtained insurance for the benefit of its directors and has indemnification obligations for the benefit of its directors.

Director and Named Executive Officer compensation, excluding compensation securities

The following table summarizes, for the periods indicated, the compensation (expressed in United States dollars, unless otherwise indicated) paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the Company to each director and NEO of the Company, in each case excluding compensation securities. Where indicated below, the Company has included certain payments made in the financial year ending December 31, 2020 (“FY 2020”) to the extent such payments related to services performed during the financial year ended December 31, 2019 (“FY 2019”).

21

Name and position	Year ended December 31	Salary, consulting fee, retainer or commission (US$)	Bonus (US$)		Committee or meeting fees (US$)	Value of perquisites (US$)		Value of all other compensation (US$)		Total compensation (US$)
Named Executive Officers (Post-Business Combination)
Joseph Lusardi,	2019	753,250	250,000	(3)	—	6,000	(4)	—		1,009,250
CEO and Director(1)(2)	2018	500,000	1,425,000		—	6,000	(4)	300,000	(5)	2,231,000
Neil Davidson, COO, and	2019	326,128	62,375	(3)	—	—		150,000	(8)	538,503
Former CFO(6)(7)	2018	N/A	N/A		N/A	N/A		N/A		N/A
Jonathan Faucher,	2019	19,444	6,250	(3)	—			—		25,694
Former Chief Financial Officer, Treasurer & Corporate Secretary(9)(10)	2018	200,000	218,000		—	—		—		418,000
Boris Jordan,	2019	500,000	250,000	(3)	—	—		—		750,000
Executive Chairman(11)	2018	500,000	1,000,000		—	—		—		1,500,000
Directors (Pre-Business Combination)
Ryan Coe,	2019	N/A	N/A		N/A	N/A		N/A		N/A
Former Director(12)	2018	—	—		—	—		—		—
Philip Kwan,	2019	N/A	N/A		N/A	N/A		N/A		N/A
Former Director(13)	2018	—	—		—	—		—		—
Wilson Fung,	2019	N/A	N/A		N/A	N/A		N/A		N/A
Former Director(14)	2018	—	—		—	—		—		—
Directors (Post-Business Combination)
Peter Derby,	2019	50,000	—		50,000	—		—		100,000
Director(15)	2018	12,500	—		—	—		—		12,500
Karl Johansson,	2019	50,000	—		50,000	—		—		100,000
Director(16)	2018	12,500	—		—	—		—		12,500
Steven Patierno,	2019	50,000	—		—	—		—		50,000
Former Director(17)	2018	—	—		81,950	—		—		81,950

22

Notes:

(1)                         Mr. Joseph Lusardi did not receive compensation in his capacity as director. He received compensation only in his capacity as CEO.

(2)                         Mr. Joseph Lusardi was appointed as an officer and director of the Company on October 25, 2018. He has therefore served in such capacities for approximately 2 months in 2018.

(3)                         Paid in FY 2020 for services performed in FY 2019.

(4)                         Reflects an allocation of US$500 per month for the lease of a company car.

(5)                         Prior to the completion of the business combination of the Company with Curaleaf, Inc. on October 26, 2018 (the “Business Combination”), Mr. Lusardi was entitled to a share of the profits of Maine Organic Therapy, an entity with which the Company has entered into a management services agreement whereby PalliaTech Maine, LLC, a subsidiary of the Company, is entitled to receive certain management fees from the entity. In connection with such management services agreement, in December 2018, Mr. Lusardi received US$300,000 as a distribution.

(6)                         Mr. Michael Carlotti replaced Mr. Neil Davidson as Chief Financial Officer on February 3, 2020. As at such date, Mr. Neil Davidson assumed the role of Chief Operating Officer of the Company.

(7)                         Mr. Neil Davidson was appointed as officer of the Company on January 28, 2019. He has therefore served in his capacity as officer of the Company for approximately 11 months in 2019.

(8)                         Mr. Davidson received a benefit upon signing with the Company of reimbursement for temporary housing and relocation expenses up to $150,000.

(9)                         Mr. Neil Davidson replaced Mr. Jonathan Faucher as Chief Financial Officer on January 28, 2019. Mr. Jonathan Faucher therefore served in this capacity as officer of the Company for approximately 1 month in 2019.

(10)                    Mr. Jonathan Faucher was appointed as officer of the Company on October 25, 2018. He has therefore served in his capacity as officer of the Company for approximately 2 months in 2018.

(11)                    Mr. Boris Jordan was appointed as director of the Company on October 25, 2018. He has therefore served in his capacity as director of the Company for approximately 2 months in 2018.

(12)                    Mr. Coe was appointed as director of the Company on June 29, 2018 and he resigned from such functions on October 25, 2018 upon completion of the Business Combination.

(13)                    Mr. Philip Kwan was a director of the Company from August 14, 2017 to June 29, 2018. He has therefore served in his capacity as director of the Company for approximately 6 months in 2018.

(14)                    Mr. Wilson Fung was a director of the Company from January 20, 2016 to February 2, 2018. He has therefore served in his capacity as director of the Company for approximately 1 month in 2018.

(15)                    Mr. Peter Derby was appointed as director of the Company on October 25, 2018. He has therefore served in his capacity as director of the Company for approximately 2 months in 2018.

(16)                    Mr. Karl Johansson was appointed as director of the Company on October 25, 2018. He has therefore served in his capacity as director of the Company for approximately 2 months in 2018.

(17)                    Mr. Steven Patierno was appointed as director of the Company on October 25, 2018. He has therefore served in his capacity as director of the Company for approximately 2 months in 2018. Steven Patierno resigned from the Board in February 2020.

Stock Options and Other Compensation Securities

The following table summarizes all compensation securities granted or issued to each director and NEO by the Company or one of its subsidiaries in the twelve months ended December 31, 2019; provided, however, that,  where indicated below, the Company has included certain issuances made in FY 2020 to the extent such issuances related to services performed in FY 2019.

23

Name and position	Type of compensation security	Number of compensation securities, number of underlying securities and percentage of class(1)		Date of issue or grant	Issue, conversion or exercise price (CAD$)	Closing price of security or underlying security on date of grant (CAD$)	Closing price of security or underlying security at year end (CAD$)(2)	Expiry Date
Joseph Lusardi(3),	RSUs	140,187	(11)	April 3, 2020	0.00	5.05	8.18	April 3, 2030
CEO and Director	Options	130,078		November 22, 2019	8.20	8.20	8.18	November 22, 2029
	RSUs	146,341		November 22, 2019	0.00	8.20	8.18	November 22, 2029
Neil Davidson,	RSUs	26,232	(10)	April 3, 2020	0.00	5.05	8.18	April 3, 2030
COO, Former CFO(4)	Options	900,000		March 28, 2019	12.29	12.29	8.18	March 28, 2029
	Options	45,527		November 22, 2019	8.20	8.20	8.18	November 22, 2029
	RSUs	768,609		March 28, 2019	0.00	12.29	8.18	March 28, 2029
	RSUs	51,220		November 22, 2019	0.00	8.20	8.18	November 22, 2029
Stuart Wilcox,	—	—		—	—	—	—	—
Former COO(5)
Jonathan Faucher,	Options	16,260		November 22, 2019	8.20	8.20	8.18	November 22, 2029
Former Chief Financial Officer, Treasurer & Corporate Secretary(6)	RSUs	18,293		November 22, 2019	0.00	8.20	8.18	November 22, 2029
Boris Jordan(7),	RSUs	140,187	(11)	April 3, 2020	0.00	5.05	8.18	April 3, 2030
Executive Chairman	RSUs	162,602		November 22, 2019	0.00	8.20	8.18	November 22, 2029
Karl Johansson(8),	RSUs	24,390		November 22, 2019	0.00	8.20	8.18	November 22, 2029
Director
Peter Derby(9),	RSUs	24,390		November 22, 2019	0.00	8.20	8.18	November 22, 2029
Director
Steven Patierno(10),	RSUs	24,390		November 22, 2019	0.00	8.20	8.18	November 22, 2029
Former Director

24

Notes:

(1)             Percentage of class is calculated on a partially diluted basis assuming: (i) the exercise of Options and RSUs granted to directors and NEOs of the Company as at December 31, 2019; and (ii) an aggregate of 366,114,366 Subordinate Voting Shares issued and outstanding on December 31, 2019.

(2)             Reflects the closing price of the Subordinate Voting Shares on the Canadian Stock Exchange (the “CSE”) on December 31, 2019.

(3)             As of December 31, 2019, Mr. Lusardi had ownership, direction or control over a total of 11,307,734 Options and 146,341 RSUs.

(4)             As of December 31, 2019, Mr. Davidson had ownership, direction or control over a total of 945,527 Options and 768,609 RSUs.

(5)             As of December 31, 2019, Mr. Wilcox had ownership, direction or control over a total of 1,860,559 Options.

(6)             As of December 31, 2019, Mr. Faucher did not have ownership, direction or control over any Options or RSUs.

(7)             As of December 31, 2019, Mr. Jordan had ownership, direction or control over a total of 162,602 RSUs.

(8)             As of December 31, 2019, Mr. Johansson had ownership, direction or control over a total of 24,390 RSUs.

(9)             As of December 31, 2019, Mr. Derby had ownership, direction or control over a total of 24,390 RSUs.

(10)        As of December 31, 2019, Mr. Patierno had ownership, direction or control over a total of 24,390 RSUs.

(11)        Issued in FY 2020 for services performed in FY 2019.

Exercise of Compensation Securities

The following table summarizes all compensation securities exercised by each director and NEO of the Company in the twelve months ended December 31, 2019.

Name and position	Type of compensation security	Number of underlying securities exercised	Exercise price per security (US$)	Date of exercise	Closing price of security on date of exercise (US$)		Difference between exercise price and closing price on date of exercise (US$)	Total value on exercise date (US$)
Joseph Lusardi,	Option	100,000	0.14	December 30, 2019	5.91	(1)	5.77	577,000
CEO and Director
Neil Davidson(2),	—	—	—	—	—		—	—
Former CFO
Jonathan Faucher,	—	—	—	—	—		—	—
Former Chief Financial Officer, Treasurer & Corporate Secretary
Boris Jordan,	RSUs	114,729	N/A	October 27, 2019	5.42	(3)	N/A	N/A
Executive Chairman
Karl Johansson,	RSUs	17,162	N/A	October 27, 2019	5.42	(3)	N/A	N/A
Director
Peter Derby,	RSUs	17,162	N/A	October 27, 2019	5.42	(3)	N/A	N/A
Director
Steven Patierno,
Former Director	RSUs	17,162	N/A	October 27, 2019	5.42	(3)	N/A	N/A

Notes:

(1)                         Represents the closing price of the Subordinate Voting Shares on the CSE on December 30, 2019, being CAD$7.72 (equivalent to US$5.91 using the exchange rate on such date of CAD$1.3063 to US$1.00).

(2)                         Mr. Michael Carlotti replaced Mr. Neil Davidson as Chief Financial Officer in February 2020. As at such date, Mr. Neil Davidson assumed the role of Chief Operating Officer of the Company.

(3)                         Represents the closing price of the Subordinate Voting Shares on the CSE on October 27, 2019, being CAD$7.08 (equivalent to US$5.42 using the exchange rate on such date of CAD$1.3061 to US$1.00).

Employment, Consulting and Management Agreements

Joseph Lusardi

Prior to the Business Combination, Curaleaf, Inc. (formerly known as PalliaTech, Inc.) entered into an employment agreement with Mr. Lusardi in March 2016, for his role as CEO. Under the terms of the agreement, Mr. Lusardi was entitled to a base annual salary of $250,000, which was thereafter increased to $500,000, and thereafter after increased to US$750,000 and is eligible for bonus payments based on the achievement of performance objectives established from time to time by the Board. In addition, Mr. Lusardi is entitled to the reimbursement of his reasonable expenses, to a leased company car (for a maximum of US$500 per month), to a participation in all incentive, savings and retirement plans applicable to the other key executives of PalliaTech, Inc., and to the payment of the cost of medical and dental insurance premiums for himself and his dependents. In the event that the employment agreement is terminated by PalliaTech, Inc. without cause or by Mr. Lusardi for good reason, in addition to accrued amounts, Mr. Lusardi is entitled to an amount equal to 25% of his base salary.

Neil Davidson

The Company entered into an employment agreement with Mr. Davidson on January 24, 2019. Under the terms of this agreement, Mr. Davidson is entitled to a base annual salary of US$350,000 and is eligible for a discretionary year-end performance bonus representing up to 50% of such base salary. In addition, Mr. Davidson is entitled to certain advantages relating to the Company’s group medical and dental insurance. In the event that the employment agreement is terminated by the Company without cause or by Mr. Davidson for constructive dismissal, in addition to accrued amounts, Mr. Davidson is entitled to an amount equal to six (6) months of his then annual base salary, payable in regular monthly installments, and to continue receiving its advantages under the Company’s health insurance for the same period, three (3) months of which, in each case, are contingent upon Mr. Davidson remaining unemployed three months following the effective date of termination. Mr Davidson is the former Chief Financial Officer of the Company. He replaced Mr. Stuart Wilcox as Chief Operating Officer of the Company on February 3, 2020. Mr. Davidson was replaced as Chief Financial Officer as at such date by Mr. Michael Carlotti.

25

Jonathan Faucher

Prior to the Business Combination, Curaleaf, Inc. (formerly known as PalliaTech, Inc.) entered into an employment agreement with Mr. Faucher on December 19, 2016. Under the terms of this agreement, Mr. Faucher was entitled to a base annual salary of US$180,000 and was eligible for a discretionary year-end performance bonus representing up to 20% of such base salary. In addition, Mr. Faucher was entitled to certain advantages relating to the Company’s health insurance coverage. Mr. Faucher was replaced as Chief Financial Officer of the Company by Mr. Neil Davidson in January 2019.

Management Agreements

No management functions of the Company are performed by a person or company other than the directors and executive officers of the Company.

STATEMENT OF CORPORATE GOVERNANCE

Under the Canadian Securities Administrators’ National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”), the Company is required to disclose certain information relating to its corporate governance practices. This information is set forth below.

Board of Directors

The Company currently has four non-executive directors who the Company believes to be independent within the meaning of NI 58-101. An independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with a director’s exercise of independent judgment. The four independent directors of the Company are Karl Johansson, Peter Derby, Dr. Jaswinder Grover and Mitchell Kahn. Each of Boris Jordan, who serves as Executive Chairman and founder of the Company, and Joseph Lusardi, who serves as the President and Chief Executive Officer of the Company, are not considered to be independent.

Directorships

None of the directors of the Company currently serve on the board of directors of other issuers that are reporting issuers (or the equivalent).

Orientation and Continuing Education

Immediately following appointment, new directors of the Company are provided with historic information, current strategic plans for the Company and materials summarizing issues relating to the Company. New directors are also briefed by the Chief Executive Officer of the Company, by the Chief Financial Officer of the Company, by the Acting General Counsel of the Company and by the Chair of the committees of the Board to which they are appointed, if any. In addition, the Company will make available any documents or personnel as may be requested by a new director in order to assist with the orientation and onboarding to the Board.

Although the Company has not adopted formal policies respecting continuing education for Board members, new directors are encouraged to communicate with the Company’s management, legal counsel, auditors and consultants, to keep themselves current with industry trends and developments and changes in legislation with management’s assistance, and to attend related industry seminars and visit the Company’s operations. In addition, the Board and its committees receive periodic reports from management and external advisors as to new developments in regard to corporate governance, industry trends, changes in legislation and other issues affecting the Company.

27

Ethical Business Conduct

The Board has adopted a Code of Business Conduct for directors, officers and employees (the “Code of Conduct”). A copy of the Code of Conduct is available on SEDAR under the Company’s profile at www.sedar.com. The Company will, upon request, provide a copy of the Code of Conduct to any Shareholder. Further, the Board has approved the hiring of dedicated compliance personnel and has adopted an Ethics and Compliance Hotline and other critical business ethics policies and training to encourage and promote a culture of ethical business conduct.

The Board expects its directors, officers and employees to act ethically at all times and to acknowledge their adherence to corporate policies and the Code of Conduct. Any material issues regarding compliance with our policies and Code of Conduct are required to be brought forward to the SVP of Compliance for review and investigation and referred to the executive officers of the company or the Audit committee of the Board, as may be appropriate under the circumstances. The Board and/or appropriate committee or executive officers determine what remedial steps, if any, are required. Any waivers from the Code of Conduct that are granted for the benefit of a director or executive officer may be granted only by the Audit Committee of the Board. No waiver has ever been granted under the Code of Conduct.

Each director of the Company must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must excuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest.

Nomination of Directors

The Board is responsible for identifying new candidates for nomination of directors to the Board. In particular, the Board considers, in addition to any other factors it deems relevant: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; (iii) the competencies, skills and background each nominee will bring to the Board; (iv) the time that each nominee will have available to devote to the Company’s business; and (v) whether the nominee will be an independent director. Directors are encouraged to identify potential candidates. The Company also encourages its executive to identify potential candidates to be considered for a Board position. An invitation to stand as a nominee for election to the Board will normally be made to a candidate by the Board through the Executive Chairman of the Company or his delegate.

The Company is committed to diversity in all aspects of its business and activities, including with respect to its Board. The Company and the Board believe that diversity and inclusion foster a wide array of perspectives and help build cultures of trust, candor and respect. The Company and the Board will continue to support and encourage the recruitment and appointment of diverse candidates to Board positions. In addition to recruiting and considering director candidates, the Board annually reviews the competencies, skills and personal qualities applicable to candidates to be considered for nomination to the Board. The objective of this review is to maintain the composition of the Board in a way that provides, in the judgment of the Board, the best mix of competencies, skills and experience to provide for the overall stewardship of the Company.

The Company has hired a career development and talent acquisition platform and plans to hire a leading anti-bias training partner, in addition to the following initiatives to support diversity, equity and inclusion (“DE&I”) efforts at Curaleaf:

•                  Internal DE&I Taskforce: In July 2020, an internal taskforce was developed, with a focus on internal mentoring programs, a supplier diversity program and new employee resource groups designed to foster greater communication and support. Engaged in the DE&I Taskforce are 62 cross functional team members ranging from Dispensary Associates to Vice Presidents at Curaleaf.

28

•                  Employee Resource Groups: The DE&I Taskforce has already begun implementing Employee Resource Groups that ensure inclusive and supportive communities within the 3,000+ team member organization. Those groups are: BIPOC, PRIDE, Women in Cannabis, Working Parents, and Community & Volunteerism. Supplier Diversity and Workforce Development subcommittees will also support the overall initiative.

•                  Mentoring: Approaching mentoring and coaching as a bottom up and a top down strategy, Curaleaf is launching an executive leaders and sponsorship program in which a cohort of Curaleaf junior management team members will be matched with C-suite and executive management members within various departments.

Compensation Committee

The Compensation Committee currently consists of three directors: Peter Derby (Chair), Boris Jordan and Karl Johansson, all of whom have direct and indirect experience relevant to their roles as members of the Compensation Committee. Mr. Derby and Mr. Johansson are independent members of the Board. For details regarding the experience of the members of the Compensation Committee, see the biographies of each member set out in the section “Election of Directors”.

The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for the appointment, performance, evaluation and compensation of its executive officers in addition to the recruitment, development and retention of its executive officers. The Compensation Committee is also charged with maintaining talent management and succession planning systems and processes relating to its senior management and developing compensation structure for our executive officers including salaries, annual and long-term incentive plans including plans involving share issuances and other share-based awards. The Compensation Committee is also charged with reviewing the Company’s equity incentive plan and proposing changes thereto, approving any awards of securities under the equity incentive plan and establishing policies and procedures designed to identify and mitigate risks associated with its compensation policies and practices. See also “Statement of Executive Compensation — Corporate Governance”.

Audit Committee

Composition of the Audit Committee

The Audit Committee of the Board (the “Audit Committee”) assists the Board in fulfilling its responsibilities for oversight of accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, including, among other things: monitoring the integrity of the Company’s financial statements and corporate accounting, monitoring systems and procedures for financial reporting and internal control; reviewing certain public disclosure documents and financial information that will be provided to shareholders and other, including the Company’s annual audited financial statements and unaudited quarterly financial statements; reviewing the Company’s compliance with certain legal and regulatory requirements; evaluating the independent auditors’ qualifications and independence; monitoring the performance of the Company’s internal audit function and the company’s independent auditors as well as any other public accounting firm engaged to perform other audit, review or attest services; and providing an open avenue of communication among independent auditors, financial and senior management and the Board. The Audit Committee is also responsible for oversight and control of related party transactions.

The Audit Committee is responsible for reviewing with management the Company’s risk management policies, the timeliness and accuracy of the Company’s regulatory filings and all related party transactions as well as the development of policies and procedures related to such transactions.

The Audit Committee also has the authority to approve all non-audit services to be provided to the Company or any subsidiary entities by its external auditors or by the external auditors of such subsidiary entities.

29

As at the date of this Information Circular, the following are the members of the Audit Committee:

Name of Member	Independent(1)	Financially Literate(2)

Boris Jordan	No(3)	Yes

Peter Derby	Yes	Yes

Karl Johansson(4)	Yes	Yes

Notes:

(1)                     A member of the Audit Committee is independent if he or she has no direct or indirect “material relationship” with the Company. A material relationship is a relationship which could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment. An executive officer of the Company, such as the President or Secretary, is deemed to have a material relationship with the Company.

(2)                     A member of the Audit Committee is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

(3)                     Boris Jordan is not an independent member of the Audit Committee, as he, directly or indirectly, owns more than 10% of the issued and outstanding subordinate voting shares of the Company.

(4)                     Chair of the Audit Committee.

Relevant Education and Experience

Each member of the Audit Committee has experience relevant to his or her responsibilities as an Audit Committee member. See “Number of Directors and Election of Directors” for a description of the education and experience of each Audit Committee member.

Audit Committee Oversight

At no time since the commencement of the Company’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s most recently completely financial year has the Company relied on an exemption from National Instrument 52-110 — Audit Committees (“NI 52-110”), in whole or in part, granted under Part 8 of NI 52-110.

Audit Committee’s Charter

The Audit Committee operates under a written charter, adopted on and effective as of December 17, 2018 setting forth the purpose, composition, authority and responsibility of the Audit Committee, a copy of which is attached hereto as Schedule “B”.

Pre-Approval Policies and Procedures

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in the Audit Committee’s charter attached hereto as Schedule “B”.

External Auditor Service Fees

The following table sets forth the aggregate fees billed by Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, the former external auditors for the Company, for services rendered

30

for the fiscal years ended December 31, 2018 and December 31, 2017.

	2019 ($’000)	2018(5) (C$’000)
Audit Fees(1)	534	539
Audit-related fees(2)	216	95
Tax fees(3)	—	—
All other fees(4)	6	—
Total	756	634

Notes:

(1)                     “Audit fees” include the aggregate fees billed for the audit of the annual consolidated financial statements, the review of interim unaudited consolidated financial statements and other regulatory audits and filings.

(2)                     “Audit related fees” include the aggregate fees billed for the provision of technical, accounting and financial reporting advice services and include certain preparatory audit related work undertaken in connection with the Company’s business combination with Curaleaf, Inc. completed on October 25, 2018.

(3)                     “Tax fees” include the aggregate fees billed for the provision of corporate tax compliance, tax planning and other tax related services.

(4)                     “All other fees” include the aggregate fees billed for products and services provided by the external auditor, other than services reports under (1), (2), or (3).

(5)                     The fees set out in the 2018 column include the fees incurred by the Company in connection with the the Company’s business combination with Curaleaf, Inc. completed on October 25, 2018.

Assessments

Based upon the Company’s size, its current state of development and the number of individuals on the Board, the Board considers a formal process for accessing the effectiveness and contribution of the Board as a whole, its committees or individual directors to be unnecessary at this time. In light of the fact that the Board and its committees meet on several occasions each year, each director has regular opportunity to assess the Board as a whole, its committees and other directors in relation to the Board’s and such director’s assessment of the competencies and skills that the Board and its committees should possess. The Board plans to continue to evaluate its own effectiveness and the effectiveness of its committees and individual directors in such manner for the time being.

The Company is in the process of implementing an effectiveness assessment questionnaire. Each Board member will complete an annual questionnaire to assist in assessing the effectiveness of the Board and its committees, as well as formal peer reviews to evaluate the contribution and performance of each individual director. The questionnaire will address Board and committee structure and composition, Board leadership, strategic planning, risk management, operational performance and Board processes and effectiveness and will ask directors not only to comment on the Board’s current structure and practices but also to propose improvements. The results will be discussed in depth by the Audit Committee and any recommendations or material observations will be presented to the full Board

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as described herein, to the knowledge of the Company, no “informed person”, proposed director, or any associate or affiliate of any of these persons, has any material interest, direct or indirect, in any transaction since January 1, 2019 or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries. An “informed person” means, among others, (i) a director or executive officer of the Company or of a subsidiary of the Company, (ii) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution; and (iii) a reporting issuer that has purchased, redeemed, or otherwise acquired any of its securities, for so long as it holds any of its securities.

31

Verdure Inc., a Maine corporation (“Verdure”)

In July 2020, the Company acquired Verdure, a corporation in which the Company’s CEO, Joseph Lusardi, had a 50% ownership interest, for a consideration of $8 million in cash and a cash earn-out of $2 million based on the achievement of certain earnings target of Primary Organic Therapy, Inc., doing business as Maine Organic Therapy (“MEOT”), a corporation for which Verdure provides management services pursuant to a management services agreement entered into in July 2020 by and among Verdure and MEOT (the “Verdure MSA”). Current Maine regulations require that licensed medical marijuana dispensaries be owned by residents of Maine. However, under the Verdure MSA, the Company has acquired operational control and substantially all of the economic benefit of MEOT’s business. The acquisition of Verdure resulted in the Company controlling MEOT in accordance with IFRS 10. The Company retains a right to acquire MEOT for nominal value at such time as the residency requirement for ownership is lifted.

Curaleaf Massachusetts, Inc.

In March 2018, Curaleaf, Inc. acquired a 50% stake, plus one share, in Curaleaf Massachusetts, Inc. (“Curaleaf MA”), for a consideration of $36,000 in cash and $3.51 million of debt settlement, in accordance with a plan of conversion of Curaleaf MA’s predecessor, Mass Organic Therapy, Inc., to a for-profit entity. PT Mass Holdings, LLC, of which Joseph F. Lusardi is a member, acquired the remaining shares of Curaleaf MA at the time of conversion for a consideration of $35,500. In August 2018, Curaleaf, Inc. agreed to acquired PT Mass Holdings, LLC’s stake in Curaleaf MA for $46.2 million, of which $28.2 million was satisfied by the issuance of 3,212,337 Subordinate Voting Shares and $18 million in contingent cash payments based on Curaleaf MA satisfying certain milestones.  Those milestone have been satisfied.  Mr. Lusardi and the other member of PT Mass Holdings, LLC have agreed to convert $10 million of the contingent cash payments into a promissory note, on substantially similar terms as the Company’s senior secured term loan facility bearing interest at a rate of 13.0% per annum, payable quarterly in arrears, entered into pursuant to a financing agreement by and between Curaleaf, Inc., as borrower, the Company, as parent, certain subsidiaries of Curaleaf Inc., as guarantors, the lenders party thereto and GLAS Trust Company, LLC, as agent.

Measure 8 Venture Partners LP

Mr. Boris Jordan, the Executive Chairman of the Board, controls Measure 8 Venture Partners LP (“Measure 8”), an alternative investment vehicle created to capitalize on the emergence of the U.S. and global cannabis industry which has invested in several business ventures in the U.S. and global cannabis industry.  Measure 8 rendered services to the Company, including, without limitation, advisory services required for renegotiation of the acquisition of Grassroots (such as fundamental market research and analysis and modelling), structuring and investor outreach in connection with the Company’s private placement in July 2020, analysis and structuring issues related to the conversion and partial buyout of certain Grassroots convertible debentures (which was a closing condition to the acquisition of Grassroots).  In exchange for the forgoing services, Measure 8 has invoiced the Company for $1 million. Measure 8 will continue to provide ongoing similar advisory work for the Company, as requested by the Company, and will invoice the Company for services rendered.

Cura Partners Inc, an Oregon corporation (“Cura”)

On February 1, 2020, the Company announced the closing of its acquisition of the state-regulated cannabis business of Cura, owners of the Select brand, in an all-stock transaction (the “Cura Transaction”). The acquisition included Select’s manufacturing, processing, distribution, marketing and retailing operations and all adult-use cannabis products marketed under the Select brand name, including all intellectual property, but excluding Cura’s CBD product line.

Prior to closing of the Cura Transaction, Measure 8 owned approximately 2% of Cura’s shares of common stock and Measure 8 was also the holder of convertible promissory notes issued by Cura (the “Convertible Notes”) in May 2018 and in November 2018. The Convertible Notes could be converted, at the option of Measure 8, in certain circumstances including upon a sale or merger of Cura such as the Proposed

32

Transaction. Measure 8 also held an option to acquire 223,029 shares of common stock of Cura from current Cura shareholders representing approximately 1% of Cura’s outstanding shares of common stock (the “Secondary Option”). Upon conversion of the Convertible Notes and exercise of the Secondary Option, Measure 8 would own approximately 12% of Cura’s shares of common stock prior to closing of the Cura Transaction. Mr. Jordan did not otherwise own or control, whether directly or indirectly, any interest in Cura, other than the 2% interest and the Convertible Notes held through Measure 8. In addition, prior to closing of the Cura Transaction, Mr. Jordan served as a director of Cura.

For the foregoing reasons, Curaleaf has determined that the Cura Transaction constitutes a “related party transaction” within the meaning of Multilateral Instrument 61-101 — Protection of Minority Securityholders in Special Transactions (“MI 61-101”).

The Cura Transaction was completed by way of a merger under the Business Corporation Act of the State of Oregon of a wholly-owned subsidiary of Curaleaf (“Merger Sub”) into Cura pursuant to an amended and restated merger agreement (the “Merger Agreement”), as a result of which the separate corporate existence of Merger Sub ceased, and Cura continued as the surviving corporation and a wholly owned subsidiary of Curaleaf after the merger.

At closing, Curaleaf acquired all outstanding equity securities of Cura through the issuance of 55,000,000 Subordinate Voting Shares, which based on Curaleaf’s closing price of CAD$9.51 on January 31, 2020, the last trading day prior to closing of the Cura Transaction, represents a total purchase price of CAD$523.05 million or approximately $395.37 million. Further, 40,555,556 Subordinate Voting Shares will be payable to former shareholders of Cura contingent upon Curaleaf achieving certain calendar year 2020 revenue targets based on Select-branded retail extract sales beginning at a target of $130 million with maximum achievement at $250 million. Additionally, the former shareholders of Cura will be eligible to receive an earn-out of up to $200 million (the “Earn-Out Payment”) which will be settled through the issuance of Subordinate Voting Shares (the “Earn-Out Shares”), contingent upon Curaleaf exceeding $300 million in calendar year 2020 revenue for Select-branded retail extract sales. For the purposes of paying the Earn-Out Payment, the Earn-Out Shares will be valued according to a formula based on market value at the time they are issued. The Cura Transaction has been unanimously approved by independent special committees of the Boards of Directors at both companies, and Mr. Jordan abstained from voting on the Cura Transaction in his capacity as director of each of Curaleaf and Cura.

The Cura Transaction was exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 by virtue of the exemptions contained in section 5.5(a) and 5.7(1)(a) of MI 61-101, since neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the Cura Transaction, insofar as it involves interested parties, exceeds 25% of Curaleaf’s market capitalization. In addition, the Cura Transaction is exempt from the formal valuation requirements of MI 61-101 by virtue of the exemption contained in section 5.5(b) of MI 61-101, since no securities of Curaleaf are listed or quoted on the Toronto Stock Exchange, Aequitas NEO Exchange Inc., the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, or a stock exchange outside of Canada and the U.S. other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc.

For additional information, please refer to the material change reports filed on SEDAR by the Company in respect of the Cura Transaction on May 10, 2019 and November 8, 2019, copies of which are available under the Company’s profile at www.sedar.com. Upon request, the Company will promptly provide a copy of the material change reports free of charge to a shareholder of the company.

ADDITIONAL INFORMATION

Financial information is provided in the financial statements and related management’s discussion and analysis of the results for the period ended December 31, 2019. Shareholders wishing to receive a copy of such materials should mail a request to the Company at 666 Burrard Street, Suite 1700, Vancouver, BC, V6C 2X8.

33

Additional information relating to the Company is also available free of charge on SEDAR at www.sedar.com.

34

SCHEDULE “A”
Articles

(See attached)

Articles
of
CURALEAF HOLDINGS, INC.

Incorporation number: BC1018969

1.             INTERPRETATION

1.1                               Definitions

In these Articles, the following words and phrases have the meanings set out beside them:

(1)                                 “board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)                                 “Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)                                 “Company” means the company whose name is set out at the top of page 1, being the company which has adopted these Articles;

(4)                                 “Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(5)                                 “legal personal representative” means the personal or other legal representative of the shareholder;

(6)                                 “registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(7)                                 “seal” means the seal of the Company, if any.

1.2                               Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.             SHARES AND SHARE CERTIFICATES

2.1                               Authorized Share Structure

The authorized share structure of the Company consists of shares of the kinds, classes and, if any, series described in the Notice of Articles of the Company.

2.2                               Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3                               Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, but in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4                               Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5                               Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1)                                 order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)                                 issue a replacement share certificate or acknowledgment, as the case may be.

2.6                               Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(1)                                 proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(2)                                 any indemnity the directors consider adequate.

2.7                               Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8                               Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9                               Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.             ISSUE OF SHARES

3.1                               Directors Authorized

Subject to the rights of the holders of issued shares of the Company, the Company may allot, sell, issue and otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2                               Commissions and Discounts

The Company may pay at any time a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3                               Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4                               Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)                                 consideration is provided to the Company for the issue of the share by one or more of the following:

(a)                                 past services performed for the Company;

(b)                                 property;

(c)                                  money; and

(2)                                 the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5                               Share Purchase Warrants and Rights

The Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.             SHARE REGISTERS

4.1                               Central Securities Register

The Company must maintain in British Columbia a central securities register as required by the Business Corporations Act. The directors may appoint:

(1)                                 an agent to maintain the central securities register; and

(2)                                 one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares.

The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2                               Closing Register

The Company must not at any time close its central securities register.

5.             SHARE TRANSFERS

5.1                               Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)                                 a duly signed instrument of transfer in respect of the share has been received by the Company;

(2)                                 if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3)                                 if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2                               Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3                               Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4                               Signing of Instrument of Transfer

If a shareholder, or their duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1)                                 in the name of the person named as transferee in that instrument of transfer; or

(2)                                 if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5                               Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6                               Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.             TRANSMISSION OF SHARES

6.1                               Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2                               Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.             PURCHASE OF SHARES

7.1                               Company Authorized to Purchase Shares

Subject to Article 7.2 and the special rights and restrictions attached to the shares of any class or series, the Company, if authorized by the directors, may purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2                               Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)                                 the Company is insolvent; or

(2)                                 making the payment or providing the consideration would render the Company insolvent.

7.3                               Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)                                 is not entitled to vote the share at a meeting of its shareholders;

(2)                                 must not pay a dividend in respect of the share; and

(3)                                 must not make any other distribution in respect of the share.

8.             BORROWING POWERS

The Company, if authorized by the directors, may:

(1)                                 borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)                                 issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)                                 guarantee the repayment of money by any other person or the performance of any of any other person; and

(4)                                 mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.             ALTERATIONS

9.1                               Alteration of Authorized Share Structure

Subject to Article 9.2, the Company may by:

(1)                                 a resolution of its board of directors

(a)                                 increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(b)                                 change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(c)                                  alter the identifying name of any of its shares; and

(d)                                 subdivide or consolidate all or any of its unissued, or fully paid issued, shares.

(2)                                 an ordinary resolution:

(a)                                 create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares; and

(b)                                 if the Company is authorized to issue shares of a class of shares with par value:

(i)                                     decrease the par value of those shares; and

(ii)                                  if none of the shares of that class of shares are allotted or issued, increase the par value of those shares.

(3)                                 a special resolution, otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2                               Special Rights and Restrictions

The Company may by ordinary resolution:

(1)                                 create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, unless any of those shares have been issued in which case the Company may do so only by special resolution; or

(2)                                 or delete any special rights or restrictions attached to the shares of any class or series of unless any of those shares have been issued in which case the Company may do so only by special resolution.

9.3                               Change of Name

The Company may by a resolution of its board of directors authorize an alteration of its Notice of Articles to change its name or adopt or change any translation of that name.

9.4                               Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.          MEETINGS OF SHAREHOLDERS

10.1                        Annual General Meetings

The Company must, unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, hold its first annual general meeting following incorporation, amalgamation or continuation within 18 months after the date on which it was incorporated or otherwise created and recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2                        Resolution Instead of Annual General Meeting

If all the shareholders entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business required to be transacted at that annual general meeting, the meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3                        Calling and Location of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders to be held in British Columbia, Calgary, Alberta or Toronto, Ontario or at such other location as may be approved by the Registar of Companies at such time and place as may be determined by the directors.

10.4                        Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)                                 if and for so long as the Company is a public company, 21 days;

(2)                                 otherwise, 10 days.

10.5                        Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)                                 if and for so long as the Company is a public company, 21 days;

(2)                                 otherwise, 10 days.

If no record date is set, it is 5:00 p.m. on the business day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6                        Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7                        Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8                        Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)                                 state the general nature of the special business; and

(2)                                 if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)                                 at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and (b) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

11.          PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1                        Special Business

At a meeting of shareholders, the following business is special business:

(1)                                 at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)                                 at an annual general meeting, all business is special business except for the following:

(a)                                 business relating to the conduct of or voting at the meeting;

(b)                                 consideration of any financial statements of the Company presented to the meeting;

(c)                                  consideration of any reports of the directors or auditor;

(d)                                 the setting or changing of the number of directors;

(e)                                  the election or appointment of directors;

(f)                                   the appointment of an auditor;

(g)                                  the setting of the remuneration of an auditor;

(h)                                 business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(i)                                     any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2                        Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3                        Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two shareholders who are present in person or represented by proxy.

11.4                        One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)                                 the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)                                 that shareholder, present in person or by proxy, may constitute the meeting.

11.5                        Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6                        Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7                        Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)                                 in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)                                 in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8                        Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9                        Chair

The following individuals are entitled to preside as chair at a meeting of shareholders:

(1)                                 the chair of the board, if any; or

(2)                                 if the chair of the board is absent or unwilling to act as chair of the meeting, the first of the following individuals to agree to act as chair: the president, if any.

11.10                 Selection of Alternate Chair

If, at any meeting of shareholders, the chair of the board or president are not present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, one of the chief executive officer, the chief financial officer, a vice-president, the secretary or the Company’s legal counsel may act as chair of the meeting and, failing them, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11                 Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than tl1e business left unfinished at the meeting from which the adjournment took place.

11.12                 Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13                 Decisions by Show of Hands or Poll

Every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14                 Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in tl1e minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15                 Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16                 Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17                 Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)                                 the poll must be taken:

(a)                                 at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)                                 in the manner, at the time and at the place that the chair of the meeting directs;

(2)                                 the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)                                 the demand for the poll may be withdrawn by the person who demanded it.

11.18                 Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19                 Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and their determination made in good faith is final and conclusive.

11.20                 Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21                 Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22                 Demand for Poll

Not to Prevent Continuance of Meeting The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23                 Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting at its records office, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.          VOTES OF SHAREHOLDERS

12.1                        Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)                                 on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)                                 on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2                        Votes of Persons in Representative

Capacity A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3                        Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)                                 any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)                                 if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4                        Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5                        Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as Its representative at any meeting of shareholders of the Company, and:

(1)                                 for that purpose, the instrument appointing a representative must:

(a)                                 be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)                                 be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)                                 if a representative is appointed under this Article 12.5:

(a)                                 the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)                                 the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6                        Proxy Provisions Do Not Apply to All Companies

Articles 12.9 and 12.12 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7                        Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8                        Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9                        When Proxy Holder Need Not Be Shareholder

Subject to Article 12.6 a person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)                                 the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)                                 the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3)                                 the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10                 Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)                                 be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)                                 unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting. A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11                 Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)                                 at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)                                 by the chair of the meeting, before the vote is taken.

12.12                 Form of Proxy

(1)                                 Subject to Article 12.6, a proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed]

12.13                 Revocation of Proxy

Every proxy may be revoked by an instrument in writing that is:

(1)                                 received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)                                 provided, at the meeting, to the chair of the meeting.

12.14                 Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)                                 if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or their legal personal representative or trustee in bankruptcy;

(2)                                 if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15                 Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.          DIRECTORS

13.1                        First Directors; Number of Directors

The directors, or the first directors after the Company being incorporated, amalgamated or continued, are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)                                 subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)                                 if the Company is a public company, the greater of three and the most recently set of:

(a)                                 the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given);and

(b)                                 the number of directors set under Article 14.4;

(3)                                 if the Company is not a public company, the most recently set of:

(a)                                 the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)                                 the number of directors set under Article 14.4.

13.2                        Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)                                 the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)                                 if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3                        Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4                        Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5                        Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If they so decide, the remuneration, if any, of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6                        Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses they may incur in and about the business of the Company.

13.7                        Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, they may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that they may be entitled to receive.

13.8                        Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to their spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.          ELECTION AND REMOVAL OF DIRECTORS

14.1                        Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)                                 the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)                                 the directors cease to hold office immediately before the election or appointment of directors under paragraph (1) but are eligible for re-election or re-appointment.

14.2                        Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)                                 that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)                                 that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)                                 with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3                        Failure to Elect or Appoint Directors

If:

(1)                                 the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)                                 the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors; then each director then in office continues to hold office until the earlier of:

(3)                                 the date on which their successor is elected or appointed; and

(4)                                 the date on which they otherwise cease to hold office under the Business Corporations Act or these Articles.

14.4                        Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose . If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5                        Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6                        Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or for any other purpose.

14.7                        Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8                        Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)                                 one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)                                 in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9                        Ceasing to be a Director

A director ceases to be a director when:

(1)                                 the term of office of the director expires;

(2)                                 the director dies;

(3)                                 the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)                                 the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10                 Removal of Director by Shareholders

The Company may remove any director before the expiration of their term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11                 Removal of Director by Directors

The directors may remove any director before the expiration of their term of office if the director is convicted of an indictable offence, convicted by a court of an offence under or found in breach and sanctioned by a securities regulatory authority of any Canadian or United States securities legislation, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.          ALTERNATE DIRECTORS

15.1                        Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be their alternate to act in their place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to the appointor within a reasonable time after the notice of appointment is received by the Company.

15.2                        Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which their appointor is a member and to attend and vote as a director at any such meetings at which their appointor is not present.

15.3                        Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)                                 will be counted in determining the quorum for a meeting of directors once for each of their appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)                                 has a separate vote at a meeting of directors for each of their appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)                                 will be counted in determining the quorum for a meeting of a committee of directors once for each of their appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)                                 has a separate vote at a meeting of a committee of directors for each of their appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4                        Consent Resolutions

Every alternate director, if authorized by the notice appointing them, may sign in place of their appointor any resolutions to be consented to in writing.

15.5                        Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of their appointor.

15.6                        Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by them.

15.7                        Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)                                 their appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)                                 the alternate director dies;

(3)                                 the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)                                 the alternate director ceases to be qualified to act as a director; or

(5)                                 their appointor revokes the appointment of the alternate director.

15.8                        Remuneration and Expenses of Alternate Director

The Company must reimburse an alternate director for the reasonable expenses that would be properly reimbursed if they were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16.          POWERS AND DUTIES OF DIRECTORS

16.1                        Powers of Management

The directors must, subject to these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2                        Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove g. director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

17.          DISCLOSURE OF INTEREST OF DIRECTORS

17.1                        Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2                        Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3                        Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4                        Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5                        Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to their office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6                        No Disqualification

No director or intended director is disqualified by their office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7                        Professional Services by Director or Officer

A director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8                        Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and the director or officer is not accountable to the Company for any remuneration or other benefits received by them as director, officer or employee of, or from their interest in, such other person.

18.          PROCEEDINGS OF DIRECTORS

18.1                        Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2                        Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3                        Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)                                 the chair of the board, if any;

(2)                                 in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)                                 any other director chosen by the directors if:

(a)                                 neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)                                 neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)                                  the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4                        Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who pru1icipates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5                        Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6                        Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24 1.

18.7                        When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)                                 the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)                                 the director or alternate director, as the case may be, has waived notice of the meeting.

18.8                        Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9                        Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by them waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to their alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10                 Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11                 Validity of Acts Where Appointment Defective

An act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12                 Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)                                 in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)                                 in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that they have or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article may be by signed document, fax, e-mail or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.          EXECUTIVE AND OTHER COMMITTEES

19.1                        Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)                                 the power to fill vacancies in the board of directors;

(2)                                 the power to remove a director;

(3)                                 the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)                                 such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2                        Appointment and Powers of Other Committees

The directors may, by resolution:

(1)                                 appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)                                 delegate to a committee appointed under paragraph (1) any of the directors ‘ powers, except:

(a)                                 the power to fill vacancies in the board of directors;

(b)                                 the power to remove a director;

(c)                                  the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)                                 the power to appoint or remove officers appointed by the directors; and

(3)                                 make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors ‘ resolution.

19.3                        Obligations of Committees

In the exercise of the powers delegated to a committee appointed under Articles 19.1 or 19.2, the committee must:

(1)                                 confirm to any rules that may from time to time be imposed on it by the directors; and

(2)                                 report every act or thing done in exercise of those powers at such times as the directors may require.

19.4                        Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)                                 revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)                                 terminate the appointment of, or change the membership of, the committee; and

(3)                                 fill vacancies in the committee.

19.5                        Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)                                 the committee may meet and adjourn as it thinks proper;

(2)                                 the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)                                 a majority of the members of the committee constitutes a quorum of the committee; and

(4)                                 questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.          OFFICERS

20.1                        Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2                        Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)                                 determine the functions and duties of the officer;

(2)                                 entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)                                 revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3                        Qualifications

An officer is not required to hold a share in the capital of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as an officer. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4                        Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer, in addition to such remuneration, may receive, after they cease to hold such office or leaves the employment of the Company, a pension or gratuity.

21.          INDEMNIFICATION

21.1                        Definitions

In this Article 21:

(1)                                 “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)                                 “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)                                 is or may be joined as a party; or

(b)                                 is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)                                 “expenses” has the meaning set out in the Business Corporations Act.

21.2                        Mandatory Indemnification of Directors and Officers and Former Directors and Officers

The Company must indemnify a director, officer, former director or officer or alternate director of the Company and their heirs and legal personal representatives, as set out in the Business Corporations Act, against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director, officer, former director and officer and alternate director is deemed to have contracted with the Comp any on the terms of the indemnity contained in this Article 21.2.

21.3                        Mandatory Advancement of Expenses

The Company must pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding but the Company must first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the Business Corporations Act, the eligible party will repay the amounts advanced.

21.4                        Indemnification of Other Persons

The Company may indemnify any other person in accordance with the Business Corporations Act.

21.5                        Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Comp any to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which they are entitled under this Part.

21.6                        Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or their heirs or legal personal representatives) who:

(1)                                 is or was a director, alternate director, officer, employee or agent of the Company;

(2)                                 is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)                                 at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)                                 at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by them as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.          DIVIDENDS

22.1                        Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2                        Declaration of Dividends

The directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3                        No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4                        Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p .m. on the date on which the directors pass the resolution declaring the dividend.

22.5                        Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6                        Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)                                 set the value for distribution of specific assets;

(2)                                 determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)                                 vest any such specific assets in trustees for the persons entitled to the dividend.

22.7                        When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8                        Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9                        Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10                 Dividend Bears No Interest

No dividend bears interest against the Company.

22.11                 Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12                 Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the ad dress of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13                 Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

23.          DOCUMENTS, RECORDS AND REPORTS

23.1                        Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2                        Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24.          NOTICES

24.1                        Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permit ted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)                                 prepaid mail addressed to the person at the applicable address for that person as follows:

(a)                                 for a record mailed to a shareholder, the shareholder’s registered address;

(b)                                 for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)                                  in any other case, the mailing address of the intended recipient;

(2)                                 delivery at the applicable address for that person as follows, addressed to the person:

(a)                                 for a record delivered to a shareholder, the shareholder’s registered address;

(b)                                 for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)                                  in any other case, the delivery address of the intended recipient;

(3)                                 fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)                                 e -mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class; or

(5)                                 physical delivery to the intended recipient.

24.2                        Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A record that is delivered to a person or their applicable address is deemed to be received by the person on receipt by that person or delivery to that address. A record that is sent to a person by fax or e-mail is deemed to be received by the person on transmission if sent during business hours at the place of intended receipt by that person and, if not sent during their business hours, on the next business day of the place of intended receipt of that person.

24.3                        Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required, and sent as permitted, by Article 24.1 is conclusive evidence of that fact.

24.4                        Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5                        Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)                                 mailing the record, addressed to them:

(a)                                 by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)                                 at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)                                 if an address referred to in paragraph 24.5(1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

25.          SEAL

25.1                        Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)                                 any t wo directors;

(2)                                 any officer, together with any director;

(3)                                 if the Company only has one director, that director; or

(4)                                 any one or more directors or officers or persons as may be determined by the directors.

25.2                        Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3                        Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third p arties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies . Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26.          PROHIBITIONS

26.1                        Definitions

In this Article 26:

(1)                                 “designated security” means:

(a)                                 a voting security of the Company;

(b)                                 a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(c)                                  a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(2)                                 “security” has the meaning assigned in the Securities Act (British Columbia);

(3)                                 “voting security” means a security of the Company that:

(a)                                 is not a debt security, and

(b)                                 carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2                        Application

Article 26.3 does not apply to the Company if and for so long as it is a public company or its designated securities are beneficially owned, directly or indirectly, by more than 50 persons or companies, counting any two or more joint registered owners as one beneficial owner, and not counting employees and former employees of the Company or its affiliates.

26.3                        Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for re fusing to consent to any such sale, transfer or other disposition.

27.          SPECIAL RIGHTS AND RESTRICTIONS

27.1                        Subordinate Voting Shares

(1)                                 An unlimited number of Subordinate Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

(a)                                 Voting Rights.

Holders of Subordinate Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held.

(b)                                 Alteration to Rights of Subordinate Voting Shares.

As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

(c)                                  Dividends.

Holders of Subordinate Voting Shares shall be entitled to receive, as and when declared by the directors, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares, unless otherwise determined by the Board of Directors of the Company.

(d)                                 Liquidation, Dissolution or Winding-Up.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares.

(e)                                  Rights to Subscribe; Pre-Emptive Rights.

The holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

(f)                                   Subdivision or Consolidation.

No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. Subject to Section 27.1(1)(g), the Subordinate Voting Shares cannot be converted into any other class of shares.

(g)                                  Conversion of Subordinate Voting Shares Upon an Offer.

In the event that an offer is made to purchase Multiple Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of the Toronto Stock Exchange if the stock exchange on which the Multiple Voting Shares of the Company are listed has not implemented any rules with respect to “coattail protections”, or if the Multiple Voting Shares are not then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a province or territory of Canada to which the requirement applies, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined in Article 27.2(1)(f)(i)) then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares under the offer, and for no other reason. In such event, the Company shall deposit or cause the transfer agent for the Subordinated Voting Shares to deposit under the offer the resulting Multiple Voting Shares, on behalf of the holder. To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(i)                                     give written notice to the transfer agent of the exercise of such right, and of the number of Subordinate Voting Shares in respect of which the right is being exercised;

(ii)                                  deliver to the transfer agent the share certificate or certificates representing the Subordinate Voting Shares in respect of which the right is being exercised, if applicable; and pay any applicable stamp tax or similar duty on or in respect of such conversion.

(iii)                               No share certificates representing the Multiple Voting Shares, resulting from the conversion of the Subordinate Voting Shares will be delivered to the holders on whose behalf such deposit is being made. If Multiple Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion will be re-converted into Subordinate Voting Shares at the then Conversion Ratio and the Company shall send or cause the transfer agent to send to the holder a share certificate representing the Subordinate Voting Shares. In the event that the offeror takes up and pays for the Multiple Voting Shares resulting from conversion, the Company shall cause the transfer agent to deliver to the holders thereof the consideration paid for such shares by the offeror.

27.2                        Multiple Voting Shares

(1)                                 An unlimited number of Multiple Voting shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

(a)                                 Voting Rights.

Holders of Multiple Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Multiple Voting Shares will be entitled to 15 votes in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately then be converted, which for greater certainty, shall initially equal 15 votes per Multiple Voting Share.

(b)                                 Alteration to Rights of Multiple Voting Shares.

As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights contained in this paragraph (b), each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held.

(c)                                  Dividends.

The holder of Multiple Voting Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted to Subordinated Voting Share basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the Conversion Ratio (as defined in Article 27.2(1)(f)(i)) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the Board of Directors of the Company.

(d)                                 Liquidation, Dissolution or Winding-Up.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares.

(e)                                  Rights to Subscribe; Pre-Emptive Rights.

The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

(f)                                   Conversion.

Holders of Multiple Voting Shares shall have conversion rights as follows (the “Conversion Rights”):

(i)                                     Right to Convert.

Each Multiple Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Multiple Voting Share is surrendered for conversion. The initial “Conversion Ratio” for shares of Multiple Voting Shares shall be one Subordinate Voting Share for each Multiple Voting Share; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in Sections 27.2(1)(f)(iv) and 27.2(1)(f)(v).

(ii)                                  Automatic Conversion.

(A)                               Upon the date that is 36 months from October 25, 2018, each Multiple Voting Share shall be automatically converted into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the Conversion Ratio without any further action, shall automatically be deemed to have exercised his, her or its rights under subsection 27.1(1)(g) to convert such Multiple Voting Share into one fully paid and non-assessable Subordinate Voting Share.

(B)                               Upon the first date that any Multiple Voting Share shall be held by a person other than by a Permitted Holder, the Permitted Holder which held such Multiple Voting Share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights under subsection 27.1(1)(g) to convert such Multiple Voting Share into one fully paid and non-assessable Subordinate Voting Share.

(C)                               In addition, all Multiple Voting Shares held by a Permitted Holder will convert automatically, without any further action, into Subordinate Voting Shares at such time as the Permitted Holders that hold Multiple Voting Shares no longer as a group beneficially own, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding shares of the Company on a non-diluted basis; and

(D)                               A Multiple Voting Share that is converted into Subordinate Voting Shares as provided for in subsection 27.2(1)(f)(ii)(A) or 27.2(1)(f)(ii)(B) will automatically be cancelled.

(E)                                For the purposes hereof:

(i)                                    “Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse or child (including any step-child) or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned persons, and each legal representative of such individual or of any aforementioned persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a person shall be considered the spouse of an individual if such person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual; and

(ii)                                 “Permitted Holders” means (a) Boris Jordan and any Members of the Immediate Family of Boris Jordan, and (b) any Person controlled, directly or indirectly by one or more of the Persons referred to in clause (a) above.

(iii)                               Mechanics of Conversion.

Before any holder of Multiple Voting Shares shall be entitled to convert Multiple Voting Shares into Subordinate Voting Shares, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for Subordinate Voting Shares or the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System) administered by any applicable depository or transfer agent of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same (each, a “Conversion Notice”) and the Subordinate Voting Shares resulting therefrom shall be registered in the name of the registered holder of the Multiple Voting Shares converted or, subject to payment by the registered holder of any stock transfer or applicable taxes and compliance with any other reasonable requirements of the Company in respect of such transfer, in such name or names as such registered holder may direct in writing. Upon receipt of such notice and certificate or certificates and, as applicable, compliance with such other requirements, the Company shall (or shall cause its transfer agent to), at its expense, as soon as practicable thereafter, remove or cause the removal of such holder from the register of holders in respect of the Multiple Voting Shares for which the conversion right is being exercised, add the holder (or any person or persons in whose name or names such converting holder shall have directed the resulting Subordinate Voting Shares to be registered) to the securities register of holders in respect of the resulting Subordinate Voting Shares, cancel or cause the cancellation of the certificate or certificates representing such Multiple Voting Shares and issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates or the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System) administered by any applicable depository or transfer agent of the Company, representing the Subordinate Voting Shares issued upon the conversion of such Multiple Voting Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Multiple Voting Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares as of such date. If less than all of the Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Multiple Voting Shares represented by the original certificate which are not to be converted. A Multiple Voting Share that is converted into Subordinate Voting Shares as provided for in this subsection 27.2(1)(f) will automatically be cancelled.

(iv)                              Adjustments for Distributions.

In the event the Company shall declare a distribution to holders of Subordinate Voting Shares payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a “Distribution”), then, in each such case for the purpose of this Section 27.2(1)(f)(iv), the holders of Multiple Voting Shares shall be entitled to a proportionate share of any such

37

Distribution as though they were the holders of the number of Subordinate Voting Shares into which their Multiple Voting Shares are convertible as of the record date fixed for the determination of the holders of Subordinate Voting Shares entitled to receive such Distribution.

(v)                                 Recapitalizations; Stock Splits.

If at any time or from time-to-time, the Company shall (i) effect a recapitalization of the Subordinate Voting Shares; (ii) issue Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares; (iii) subdivide the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; (iv) consolidate the outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or (v) effect any similar transaction or action (each, a “Recapitalization”), provision shall be made so that the holders of Multiple Voting Shares shall thereafter be entitled to receive, upon conversion of Multiple Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Company or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 27.2(1)(f) with respect to the rights of the holders of Multiple Voting Shares after the Recapitalization to the end that the provisions of this Section 27.2(1)(f) (including adjustment of the Conversion Ratio then in effect and the number of Multiple Voting Shares issuable upon conversion of Multiple Voting Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(vi)                              No Fractional Shares and Certificate as to Adjustments.

No fractional Subordinate Voting Shares shall be issued upon the conversion of any Multiple Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded down to the nearest whole Subordinate Voting Share. Whether or not fractional Subordinate Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of Multiple Voting Shares the holder is at the time converting into Subordinate Voting Shares and the number of Subordinate Voting Shares issuable upon such aggregate conversion.

(vii)                           Adjustment Notice.

Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 27.2(1)(f), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Multiple Voting Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Multiple Voting Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Multiple Voting Shares at the time in effect, and (C) the number of Subordinate Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Multiple Voting Share.

(viii)                        Effect of Conversion.

All Multiple Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the “Conversion Time”), except only the right of the holders thereof to receive

38

Subordinate Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

(ix)                              Retirement of Shares.

Any Multiple Voting Share converted shall be retired and cancelled and may not be reissued as shares of such class or any other class or series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Multiple Voting Shares accordingly.

(x)                                 Disputes.

Any holder of Multiple Voting Shares that beneficially owns more than 5% of the issued and outstanding Multiple Voting Shares may submit a written dispute as to the determination of the Conversion Ratio or the arithmetic calculation of the Conversion Ratio (as defined herein) by the Company to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Company shall respond to the holder within five (5) business days of receipt, or deemed receipt, of the dispute notice with a written calculation of the Conversion Ratio, as applicable. If the holder and the Company are unable to agree upon such determination or calculation of the Conversion Ratio, as applicable, within five (5) business days of such response, then the Company and the holder shall, within one (1) business day thereafter, submit the disputed arithmetic calculation of the Conversion Ratio, as applicable, to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the holder of the results no later than five (5) business days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(g)                                  Notices of Record Date.

Except as otherwise provided under applicable law, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Multiple Voting Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(h)                          Conversion of Multiple Voting Shares Upon an Offer.

In addition to the conversion rights set out in Section 27.2(1)(f), in the event that an offer is made to purchase Subordinate Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of the Toronto Stock Exchange if the stock exchange on which the Subordinate Voting Shares of the Company are then listed has not implemented any rules with respect to “coattail protections”, or if the Subordinate Voting Shares are not then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a province or territory of Canada to which the requirement applies, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay

39

for such shares as are to be acquired pursuant to the offer. The conversion right in this Section 27.2(1)(h) may only be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. In such event, the Company shall or shall cause its transfer agent for the Subordinate Voting Shares to deposit under the offer the resulting Subordinate Voting Shares, on behalf of the holder.

To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(i)                                     give written notice to the transfer agent of the exercise of such right, and of the number of Multiple Voting Shares in respect of which the right is being exercised;

(ii)                                  deliver to the transfer agent the share certificate or certificates representing the Multiple Voting Shares in respect of which the right is being exercised, if applicable; and

(iii)                               pay any applicable stamp tax or similar duty on or in respect of such conversion. No share certificates representing the Subordinate Voting Shares, resulting from the conversion of the Multiple Voting Shares will be delivered to the holders on whose behalf such deposit is being made. If Subordinate Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion will be re-converted into Multiple Voting Shares at the inverse of Conversion Ratio then in effect and the Company shall send, or cause its transfer agent to send, to the holder a share certificate representing the Multiple Voting Shares. In the event that the offeror takes up and pays for the Subordinate Voting Shares resulting from conversion, the Company shall or shall cause its transfer agent to deliver to the holders thereof the consideration paid for such shares by the offeror.

27.3                        Rights, Privileges, Restrictions and Conditions Applicable to Subordinate Voting Shares — Redemption Provisions

Redemption

(1)                                 For the purposes of this Section 27.3, the following terms will have the meaning specified below:

1.1                               “Board” means the board of directors of the Company.

1.2                               “Business” means the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis - derived products in the United States, which include the owning and operating of cannabis licenses.

1.3                               “Fair Market Value” will equal: (i) the volume weighted average trading price (VWAP) of the Shares to be redeemed for the five (5) Trading Day period immediately after the date of the Redemption Notice on the Canadian Securities Exchange or other national or regional securities exchange on which such Shares are listed, or (ii) if no such quotations are available, the fair market value per share of such Shares as set forth in the Valuation Opinion.

40

1.4                               “Governmental Authority” or “Governmental Authorities” means any United States or foreign, federal, state, county, regional, local or municipal government, any agency, administration, board, bureau, commission, department, service, or other instrumentality or political subdivision of the foregoing, and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or monetary policy (including any court or arbitration authority).

1.5                               “Licenses” means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Governmental Authority required for, or relating to, the conduct of the Business.

1.6                               “Ownership” (and derivatives thereof) means (i) ownership of record as evidenced in the Company’s share register, (ii) “beneficial ownership” as defined in Section 1 of the Business Corporations Act (British Columbia), or (iii) the power to exercise control or direction over a security;

1.7                               “Person” means an individual, partnership, Company, limited liability Company, trust or any other entity.

1.8                               “Redemption” has the meaning ascribed thereto in Section 27.3(5).

1.9                               “Redemption Date” means the date on which the Company will redeem and pay for the Shares pursuant to Section 27.3(5). The Redemption Date will be not less than thirty (30) Trading Days following the date of the Redemption Notice unless a Governmental Authority requires that the Shares be redeemed as of an earlier date, in which case, the Redemption Date will be such earlier date and if there is an outstanding Redemption Notice, the Company will issue an amended Redemption Notice reflecting the new Redemption Date forthwith.

1.10                        “Redemption Notice” has the meaning ascribed thereto in Section 27.3(6).

1.11                        “Redemption Price” means the price per Share to be paid by the Company on the Redemption Date for the redemption of Shares pursuant to Section 27.3(5) and will be equal to the Fair Market Value of a Share, unless otherwise required by any Governmental Authority;

1.12                        “Shares” means the Subordinate Voting Shares of the Company.

1.13                        “Significant Interest” means ownership of five percent (5%) or more of all of the issued and outstanding shares of the Company.

1.14                        “Subject Shareholder” means a person, a group of persons acting in concert or a group of persons who, the Board reasonably believes, are acting jointly or in concert.

1.15                        “Trading Day” means a day on which trades of the Shares are executed on the Canadian Securities Exchange or any national or regional securities exchange on which the Shares are listed.

1.16                        “Unsuitable Person” means

(i)                                     any person (including a Subject Shareholder) with a Significant Interest who a Governmental Authority granting the Licenses has determined to be unsuitable to own Shares; or

41

(ii)                                  any person (including a Subject Shareholder) with a Significant Interest whose ownership of Shares may result in the loss, suspension or revocation (or similar action) with respect to any Licenses or in the Company being unable to obtain any new Licenses in the normal course, including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a Governmental Authority, as determined by the Board, in its sole discretion, after consultation with legal counsel and if a license application has been filed, after consultation with the applicable Governmental Authority.

1.17                        “Valuation Opinion” means a valuation and fairness opinion from an investment banking firm of nationally recognized standing in Canada (qualified to perform such task and which is disinterested in the contemplated redemption and has not in the then past two years provided services for a fee to the Company or its affiliates) or a disinterested nationally recognized accounting firm.

(2)                                 Subject to Section 27.3(4), no Subject Shareholder will acquire or dispose of a Significant Interest, directly or indirectly, in one or more transactions, without providing 15 days’ advance written notice to the Company by mail sent to the Company’s registered office to the attention of the Corporate Secretary.

(3)                                 If the Board reasonably believes that a Subject Shareholder may have failed to comply with the provisions of Section 27.3(2), the Company may apply to the Supreme Court of British Columbia, or such other court of competent jurisdiction for an order directing that the Subject Shareholder disclose the number of Shares held.

(4)                                 The provisions of Sections 27.3 (2) and 27.3(3) will not apply to the ownership, acquisition or disposition of Shares as a result of:

4.1                           any transfer of Shares occurring by operation of law including, inter alia, the transfer of Shares of the Company to a trustee in bankruptcy;

4.2                           an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with Section 27.3(2); or

4.3                           the conversion, exchange or exercise of securities of the Company (other than the Shares) duly issued or granted by the Company, into or for Shares, in accordance with their respective terms.

(5)                         At the option of the Company, Shares owned by an Unsuitable Person may be redeemed by the Company (the “Redemption’’) for the Redemption Price out of funds lawfully available on the Redemption Date. Shares redeemable pursuant to this Section 27.3(5) will be redeemable at any time and from time to time pursuant to the terms hereof.

(6)                         In the case of a Redemption, the Company will send a written notice to the holder of the Shares called for Redemption, which will set forth: (i) the Redemption Date, (ii) the number of Shares to be redeemed on the Redemption Date, (iii) the formula pursuant to which the Redemption Price will be determined and the manner of payment therefor, (iv) the place where such Shares (or certificate thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion (if the Resulting Issuer is no longer listed on the Canadian Securities Exchange or another recognized securities exchange), and (vi) any other requirement of surrender of the Shares to be redeemed (the “Redemption Notice”). The Redemption Notice

42

may be conditional such that the Company need not redeem the Shares owned by an Unsuitable Person on the Redemption Date if the Board determines, in its sole discretion, that such Redemption is no longer advisable or necessary on or before the Redemption Date. The Company will send a written notice confirming the amount of the Redemption Price as soon as possible following the determination of such Redemption Price.

(7)                         The Company may pay the Redemption Price by using its existing cash resources, incurring debt, issuing additional Shares, issuing a promissory note in the name of the Unsuitable Person, or by using a combination of the foregoing sources of funding.

(8)                         To the extent required by applicable laws, the Company may deduct and withhold any tax from the Redemption Price. To the extent any amounts are so withheld and are timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes herein as having been paid to the Person in respect of which such deduction and withholding was made.

(9)                         On and after the date the Redemption Notice is delivered, any Unsuitable Person owning Shares called for Redemption will cease to have any voting rights with respect to such Shares and on and after the Redemption Date specified therein, such holder will cease to have any rights whatsoever with respect to such Shares other than the right to receive the Redemption Price, without interest, on the Redemption Date; provided, however, that if any such Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Shares to a liquidating trust, subject to the approval of any applicable Governmental Authority), such persons may exercise voting rights of such Shares and the Board may determine, in its sole discretion, not to redeem such Shares. Following any Redemption in accordance with the terms of this Section 27.3, the redeemed Shares will be cancelled.

(10)                  All notices given by the Company to holders of Shares pursuant to this Schedule, including the Redemption Notice, will be in writing and will be deemed given when delivered by personal service, overnight courier or first-class mail, postage prepaid, to the holder’s registered address as shown on the Company’s share register.

(11)                  The Company’s right to redeem Shares pursuant to this Schedule will not be exclusive of any other right the Company may have or hereafter acquire under any agreement or any provision of the articles or the bylaws of the Company or otherwise with respect to the acquisition by the Company of Shares or any restrictions on holders thereof.

(12)                  In connection with the conduct of its Business, the Company may require that a Subject Shareholder provide to one or more Governmental Authorities, if and when required, information and fingerprints for a criminal background check, individual history form(s), and other information required in connection with applications for Licenses.

(13)                  In the event that any provision (or portion of a provision) of this Section 27.3 or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of Section 27.3 (including the remainder of such provision, as applicable) will continue in full force and effect.

43

SCHEDULE “B”
Audit Committee Charter

CURALEAF HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

CURALEAF HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

1.              PURPOSE

The Audit Committee (the “Committee”) shall be established by resolution of the Board of Directors (the “Board”) of Curaleaf Holdings, Inc., a corporation existing under the laws of British Columbia (the “Company”).

The Committee is responsible for:

a)             Assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, including, among other things:

•                  Monitoring the integrity of the Company’s financial statements, corporate accounting and financial reporting processes and financial information that will be provided to shareholders and others;

•                  Reviewing the Company’s compliance with certain legal and regulatory requirements;

•                  Evaluating the independent auditors’ qualifications and independence; and

•                  Monitoring the performance of the Company’s internal audit function and the Company’s independent auditors as well as any other public accounting firm engaged to perform other audit, review or attest services.

b)             Providing an open avenue of communication among the independent auditors, financial and senior management and the Board.

c)              Annually evaluating the performance of the Committee.

While the Committee has the duties and responsibilities set forth in this Charter, the role of the Committee is oversight. The Committee is not responsible for planning or conducting the audit or determining whether the Company’s financial statements are complete and accurate and in accordance with applicable accounting rules. Such activities are the responsibility of the Company’s independent auditors and management. The Committee has direct responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditors, including the resolution of disagreements between management and the independent auditors regarding financial reporting, and any other registered public accounting firm with respect to which the Committee is required to have such responsibility.

The Committee and each of its members shall be entitled to rely on:

a)             The integrity of those persons and organizations within and outside of the Company from which it receives information;

b)             The accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board); and

c)              Representations made by management as to any audit and non-audit services provided by the independent auditors to the Company.

2.              COMPOSITION AND QUALIFICATIONS

The Committee shall be appointed by the Board and shall be comprised of at least three Directors (as determined from time to time by the Board), one of whom shall be appointed by the Board as Chairman of the Committee. If a Chairman is not so appointed, the members of the Committee may elect a Chairman by majority vote. Committee members may be removed by the Board in its discretion.

Unless otherwise permitted by applicable phase-in rules and exemptions, each member of the Committee shall meet the ‘independence’ requirements of National Instrument 52-110 Audit Committees of the Canadian Securities Administrators (“NI 52-110”) and all other applicable laws and regulations. The Committee may avail itself of any phase-in compliance periods available to the Company that are afforded by applicable rules of the Canadian Securities Exchange, and all other applicable laws and regulations. The Committee may also avail itself of exemptions available to U.S. listed issuers under NI 52-110.

All members of the Committee must (except to the extent permitted by NI 52-110) be “financially literate” (as defined by NI 52-110).

A Committee member invited to sit on another public company’s audit committee must notify the Board. If a Committee member or proposed Committee member simultaneously serves on the audit committees of two other public companies, the Board must determine whether or not such simultaneous service would impair the ability of such member to effectively serve on the Committee.

No member of the Committee shall receive from the Company or any of its affiliates any compensation other than the fees to which he or she is entitled as a Director of the Company or a member of a committee of the Board. Such fees may be paid in cash and/or shares, options or other in-kind consideration ordinarily available to Directors.

3.              MEETINGS

The Committee shall meet as frequently as the Chairman of the Committee deems appropriate subject to the provisions of this Charter. The Committee may meet with the independent auditors, internal auditors, and management separately, to the extent the Committee deems necessary and appropriate.

A.            Frequency

The Committee shall hold regularly scheduled meetings at least quarterly and such special meetings as circumstances dictate. The Chair of the Committee, any member of the Committee, the independent auditors, the Chairman of the Board, the Chief Executive Officer (“CEO”) or the Chief Financial Officer (“CFO”) may call a meeting of the Committee by notifying the Company’s Corporate secretary, who will notify the members of the Committee.

B.            Agenda and Notice

The Chairman of the Committee shall establish the meeting dates and the meeting agenda. The Chairman of the Committee or the Company Secretary shall send proper notice of each Committee meeting and information concerning the business to be conducted at the meeting, to the extent practical, to each member prior to each meeting.

Any written material provided to the Committee shall be appropriately balanced (i.e. relevant and concise) and shall be distributed in advance of the respective meeting with sufficient time to allow Committee members to review and understand the information.

C.            Holding and Recording Meetings

Committee meetings may be held in person or telephonically. The Committee shall keep written minutes of its meetings and submit such minutes to the Board.

D.            Quorum

A majority of the members of the Committee shall constitute a quorum.

E.            Executive Sessions

The Committee will meet periodically (not less than annually) in separate executive sessions with each of the Chief Financial Officer or any other executive officer, the principal accounting officer and/or the senior internal auditing executive (or any other personnel responsible for the internal audit function), and the independent auditors.

4.              COMPENSATION

The compensation of Committee members shall be determined by the Board.

5.              RESPONSIBILITIES OF THE COMMITTEE

A.            System of Financial Controls

The Committee shall oversee the process by which management shall design, implement, amend, maintain, and enforce a comprehensive system of financial controls (including the right internal and external people and resources, policies, processes and enforcement) aimed at ensuring the integrity and compliance of the Company’s books and records with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, and sound business practices, as well as protecting the value of the Company’s assets and safeguarding the credibility of its brand, employees, management team, Board, and shareholders.

The system of financial controls will embody the adoption of best practices in financial controls and foster honesty, integrity, accuracy, and transparency in all aspects of the Company. Best practices include but are not limited to: setting the right tone at the top; active review of business performance by executive management, with regular reporting to and oversight by the Board; an accurate, stable and reliable general ledger; a robust internal audit function; unambiguous compliance with IFRS; and full transparency and ongoing dialogue with the Board, management and external auditors. Such system shall also incorporate the principles contained within the Code of Business Conduct and Ethics for the Chief Executive Officer and Chief Financial Officer as adopted by the Board.

B.            Annual Audit Review

The Committee shall review and discuss the annual audited financial statements including the independent auditors’ audit and audit report thereon, and the annual Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company with management and the independent auditors. In connection with such review, the Committee will:

•                  Review the scope of the audit, the audit plan and the audit procedures utilized.

•                  Review with the independent auditors any audit problems or difficulties encountered during their audit, including any change in the scope of the planned audit, any restrictions placed on the scope of the audit or access to requested information, and any significant disagreements with management, and management’s response to such problems or difficulties.

•                  Resolve any differences in financial reporting between management and the independent auditors.

•                  Review with management, internal auditors, and the independent auditors, the adequacy of the Company’s internal controls, including information systems controls and security and bookkeeping controls and any significant findings and recommendations with respect to such controls.

•                  Review reports required to be submitted by the independent auditors concerning:

•                  All critical accounting policies and practices used in the preparation of the Company’s financial statements.

•                  All alternative treatments of financial information within IFRS that have been discussed with management, ramifications of such alternatives, and the accounting treatment preferred by the independent auditors.

•                  Any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•                  Review and discuss the integrity of the annual audited Company financial statements and quarterly financial statements with management and the independent auditors, including the notes thereto and all matters required by applicable auditing standards, and the written disclosures required by applicable auditing standards regarding the independent auditors’ independence.

•                  Review and discuss:

•                  Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

•                  Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative IFRS methods on the financial statements and the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•                  Inquire about and review with management and the independent auditors any significant risks or exposures faced by the Company and discuss with management the steps taken to minimize such risk or exposure. Such risks and exposures include, but are not limited to, threatened and pending litigation, claims against the Company, tax matters, regulatory compliance and correspondence from regulatory authorities, and environmental exposure.

•                  Discuss policies and procedures concerning earnings press releases and review the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” and “adjusted” or other non-IFRS information), as well as financial information and earnings guidance provided to analysts and rating agencies.

C.            Quarterly Reviews

Review and discuss the quarterly financial statements and the quarterly Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company with management and the internal auditors, and the independent auditors, together with the independent auditors’ review thereof pursuant to professional standards and procedures for conducting such reviews, as established by IFRS and applicable securities laws. In connection with the quarterly reviews, the Committee shall inquire about and review with management and the independent auditors any significant risks or exposures faced by the Company and discuss with management the steps taken to minimize such risk or exposure.

D.            Other Financial Information

Review and discuss with management, where appropriate, financial information contained in any prospectuses, annual information forms, annual reports to shareholders, management proxy circulars, material change disclosure of a financial nature and similar disclosure and other documents prior to the filing or public disclosure of such documents or information.

E.            Oversight of Independent Auditors

The Company’s independent auditors shall report directly to and are ultimately accountable to the Committee. In connection with its oversight of the performance and independence of the independent auditors, the Committee will:

•                  Have the sole authority and direct responsibility to appoint, retain, compensate, oversee and replace (subject to shareholder approval, if deemed advisable by the Board or if required under applicable law) the independent auditors.

•                  Have authority to approve the engagement letter and all audit, audit-related, tax and other permissible non-audit services proposed to be performed by the independent auditors and the related fees for such services in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

•                  Obtain confirmation and assurance as to the independent auditors’ independence, including ensuring that they submit on a periodic basis (not less than annually) to the Committee a formal written statement delineating all relationships between the independent auditors and the Company. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and shall take appropriate action in response to the independent auditors’ report to satisfy itself of their independence.

•                  At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•                  Meet with the independent auditors prior to the annual audit to discuss planning and staffing of the audit.

•                  Review and evaluate the performance of the independent auditors, as the basis for a decision to reappoint or replace the independent auditors.

•                  Set clear hiring policies for employees or former employees of the independent auditors, including but not limited to, as required by all applicable laws and listing rules.

•                  Consider whether rotation of the independent auditors is required to ensure independence.

F.             Oversight of Internal Audit

In connection with its oversight responsibilities, the Committee shall have authority over and direct responsibility for the internal audit function at the Company at all times. In the Committee’s discretion, the internal audit function may be outsourced to a third-party vendor, provided that such vendor follows the standards and guidelines established by the Committee. The head of the internal audit function (or the third-party vendor providing internal audit function support, if applicable) will report directly to the Committee or its designee. The head of the internal audit function or the relationship manager of the vendor providing internal audit function support, as applicable, shall report at least annually to the Committee regarding the internal audit function’s organizational structure and personnel.

In overseeing internal audit, the Committee will:

•                  Review the appointment or replacement of the senior internal auditing executive, if any, or, if outsourced, the third-party vendor providing internal audit services.

•                  Review, in consultation with management, the independent auditors and the senior internal auditing executive, if any, the plan and scope of internal audit activities.

•                  Review internal audit activities, budget and staffing.

•                  Review significant reports to management prepared by the internal auditing department and management’s responses to such reports.

G.           Disclosure Controls & Procedures (“DC&P”) and Internal Controls over Financial Reporting (“ICFR”)

•                  Monitor and review the Company’s Disclosure Policy and the Mandate of its Disclosure and Policy Compliance Committee, on an annual basis.

•                  Receive and review the quarterly report of the Disclosure and Policy Compliance Committee on its activities for the quarter.

•                  On a quarterly basis, review management’s assessment of the design effectiveness of the Company’s DC&P and ICFR including any significant control deficiencies identified and the related remediation plans.

•                  Review management’s assessment of the operating effectiveness of the Company’s DC&P (quarterly) and ICFR (annually) including any significant control deficiencies identified and the related remediation plans.

•                  Review and discuss any fraud or alleged fraud involving management or other employees who have a role in Company’s ICFR and the related corrective and disciplinary actions to be taken.

•                  Discuss with management any significant changes in the ICFR that are disclosed, or considered for disclosure on a quarterly basis.

•                  Review and discuss with the CEO and the CFO the procedures undertaken in connection with the CEO and CFO certifications for the annual and interim filings with the securities commissions.

H.           Risk Assessment and Risk Management

The Committee shall discuss the Company’s major business, operational, and financial risk exposures and the guidelines, policies and practices regarding risk assessment and risk management, including derivative policies, insurance programs and steps management has taken to monitor and control major business, operational and financial risks.

I.                Ethical Standards

The Committee shall establish, maintain and oversee the Company’s Code of Business Conduct and Ethics (the “Code”), including dealing with issues that may arise under the Code related to executive officers and Directors of the Company. The Committee shall be responsible for reviewing and evaluating the Code periodically and will recommend any necessary or appropriate changes thereto to the Board for consideration. The Committee shall also assist the Board with the monitoring of compliance with the Code and consider any waivers of the Code (other than waivers applicable to the Directors or executive officers, which shall be subject to review by the Board as a whole).

J.              Related Party Transactions

The Committee shall review and approve related-party transactions or recommend related-party transactions for review by independent members of the Board.

K.           Submission of Complaints

The Committee shall establish procedures for (a) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (b) the confidential, anonymous submission by Directors, officers, employees, consultants and contractors of the Company of concerns regarding questionable accounting or auditing matters and (c) the investigation of such matters with appropriate follow-up actions.

L.            Legal Compliance

On at least an annual basis, the Committee shall review with the Company’s legal counsel and management, all legal and regulatory matters and litigation, claims or contingencies, including tax assessments, license or concession defaults or notifications, health and safety violations or environmental issues, that could have a material effect upon the financial position of the Company, and the manner in which these matters may be, or have been, disclosed in the financial statements.

M.         Regulatory Developments

The Committee shall monitor and provide reports to the Board with respect to developments in accounting rules and practices, income tax laws and regulations, and other regulatory requirements that affect matters within the scope of the Committee’s authority and responsibilities.

N.            Other Responsibilities

The Committee shall perform such other duties as may be required by law or requested by the Board or deemed appropriate by the Committee. The Committee shall discharge its responsibilities, and shall assess the information provided to the Committee, in accordance with its business judgment. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate.

6.              COMMITTEE ADMINISTRATIVE MATTERS

A.            Independent Advisors

The Committee shall have authority to engage, provide appropriate funding for and cause the Company to pay the compensation to obtain advice and assistance from outside legal, accounting or other advisors to carry out its responsibilities.

B.            Funding

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors or any other registered public accounting firm engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; to any other advisors engaged by the Committee; and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

C.            Access to Records and Personnel

The Committee shall have full access to any relevant records of the Company that it deems necessary to carry out its responsibilities. The Committee may request that any officer or other employee of the Company or any advisor to the Company meet with members of the Committee or its advisors, as it deems necessary to carry out its responsibilities.

D.            Reports to Board of Directors

The Committee shall report regularly to the Board with respect to Committee activities and its conclusions with respect to the independent auditors, with recommendations to the Board as the Committee deems appropriate.

E.            Annual Meeting Planner

Prior to the beginning of a fiscal year, the Committee shall submit an annual planner for the meetings to be held during the upcoming fiscal year, for review and approval by the Board to ensure compliance with the requirements of the Committee’s Charter.

F.             Education and Orientation

Members of the Committee shall be provided with appropriate and timely training to enhance their understanding of auditing, accounting, regulatory and industry issues applicable to the Company.

New Committee members shall be provided with an orientation program to educate them on the Company’s business, their responsibilities and the Company’s financial reporting and accounting practices.

G.           Review of this Charter

The Committee shall review and reassess annually the adequacy of this Committee Charter and recommend any proposed changes to the Board.

H.           Evaluation of Committee

The Committee is responsible for developing and conducting an annual self-assessment of its performance. The Committee shall report to the full Board on the results of its assessment each year and shall make any appropriate recommendations to further enhance the Committee’s performance.